As filed with the Securities and Exchange Commission on August 2, 2007

Registration No. 333-144832

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HYUNDAI ABS FUNDING CORPORATION

as Depositor to the issuer described herein

(Exact name of registrant as specified in its charter)

Delaware	6189	33-0978453
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S.-Employer Identification Number)

10550 Talbert Avenue
Fountain Valley, California 92708
(714) 594-1579

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Min Sok Randy Park
Hyundai Motor Finance Company
10550 Talbert Avenue
Fountain Valley, California 92708
(714) 965-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Warren R. Loui, Esq.
Mayer, Brown, Rowe & Maw LLP
350 South Grand Avenue – 25th Floor
Los Angeles, California 90071-1503
(213) 229-9500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

If this Form is to be a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the registration statement of the earlier effective registration statement for the same offering:

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:

CALCULATION OF REGISTRATION FEE

Proposed Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Asset-Backed Notes	$6,000,000,000	100%	$6,000,000,000	$184,200
(1)	Estimated solely for the purpose of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell nor are they seeking an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated [    ], 200[    ]

PROSPECTUS SUPPLEMENT

(To Prospectus Dated [            ], 200[    ])

You should carefully read the ‘‘risk factors’’, beginning on page S-[19] of this prospectus supplement and page [7] of the prospectus.

The securities are asset-backed securities and represent obligations of the issuing entity only and do not represent obligations of or interests in Hyundai Motor Finance Company, Hyundai ABS Funding Corporation or any of their affiliates.

No one may use this prospectus supplement to offer and sell these notes unless it is accompanied by the prospectus.

(LOGO)
$[                        ]

Hyundai Auto Receivables Trust 200[    ]-[    ]

Issuing Entity

Hyundai ABS Funding Corporation

Depositor

Hyundai Motor Finance Company

Sponsor, Seller and Servicer

The following classes of Hyundai Auto Receivables Trust 200[    ]-[    ] notes are being offered by this prospectus supplement:

	Principal Amount	Interest Rate	Final Scheduled Maturity Date
Class A-1 Notes	$	%
Class A-2 Notes	$	%
Class A-3 Notes	$	%
Class A-4 Notes	$	%
Class B Notes	$	%
Class C Notes	$	%
Class D Notes	$	%
Total	$

	Price to Public		Underwriting Discount		Proceeds to the Depositor
Per Class A-1 Note		%		%		%
Per Class A-2 Note		%		%		%
Per Class A-3 Note		%		%		%
Per Class A-4 Note		%		%		%
Per Class B Note		%		%		%
Per Class C Note		%		%		%
Per Class D Note		%		%		%
Total	$		$		$

Payments on Notes

•	The main source for payments of the notes are collections on a pool of motor vehicle retail installment sale contracts that are secured by new and used automobiles and light-duty trucks and monies on deposit in a reserve account.

•	The issuing entity will pay interest on and principal of the notes on the [ ] day of each month, or on the next business day if such [ ] day is not a business day, starting on [ ], 200[ ].

•	The issuing entity will pay principal of the notes in accordance with the payment priorities described in this prospectus supplement.

Credit Enhancement

•	The issuing entity will also issue a certificate not offered hereby representing the residual interest in the issuing entity, which is subordinate to the notes. The depositor will initially retain the certificate.

•	Credit enhancement will consist of overcollateralization, a reserve account with an initial deposit of $[ ], the subordination of the certificateholder’s right to receive excess interest and, for each class of notes, subordination of all other classes of notes bearing a subsequent designation in alphabetical order.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunners of the Class [    ], [    ], [    ] and [    ] Notes

[ ] [ ]

Co-Managers of the Class [A] Notes

[                            ]                    [                            ]                    [                            ]

The date of this prospectus supplement is [            ], 200[    ].

i

WHERE TO FIND INFORMATION IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the attached prospectus provide information about the issuing entity and the notes offered by this prospectus supplement and the accompanying prospectus.

We tell you about the notes in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to your notes; and

•	this prospectus supplement, which will supplement the accompanying prospectus by providing the specific terms that apply to your notes.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with other or different information. If you receive any other information, you should not rely on it. We are not offering the notes in any state where the offer is not permitted. We make no claim that the information in this prospectus supplement and the accompanying prospectus is accurate on any date other than the dates stated on their respective covers.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find additional related information. You can find page numbers on which these captions are located under the Table of Contents in this prospectus supplement and the Table of Contents included in the accompanying prospectus. You can also find a listing of the pages where the principal terms are defined under ‘‘Index of Principal Terms’’ beginning on page S-[        ] of this prospectus supplement and page [        ] of the accompanying prospectus.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS SUPPLEMENT MAY NOT BE COMMUNICATED IN THE UNITED KINGDOM OTHER THAN TO PERSONS AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (‘‘FSMA’’) OR OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19, OR PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.

NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

Distribution of Available Amounts on Each
Payment Date When No Event of Default Has Occurred(1)

(1)	This chart provides only a simplified overview of the distribution of Available Amounts on each Payment Date when no Event of Default has occurred. Please refer to this prospectus supplement and the accompanying prospectus for a further description.

SUMMARY OF TRANSACTION PARTIES(1)

HYUNDAI MOTOR FINANCE COMPANY (Sponsor, Servicer, Seller and Administrator)
Sponsor/Servicer
HYUNDAI ABS FUNDING CORPORATION (Depositor)
HYUNDAI AUTO RECEIVABLES TRUST 200[ ]-[ ] (Issuing Entity)
[ ] (Owner Trustee)
[ ] (Indenture Trustee)
Class A-1 Noteholders
Class A-2 Noteholders
Class A-3 Noteholders
Class A-4 Noteholders
Class B Noteholders
Class C Noteholders
Class D Noteholders
Certificateholder (Issued to the Depositor)

(1)	This chart provides only a simplified overview of the relationships between the key parties to the transaction. Refer to this prospectus supplement and the accompanying prospectus for a further description of the relationships between the key parties.

v

SOURCES OF FUNDS AVAILABLE FOR DISTRIBUTION ON ANY PAYMENT DATE(1)

(1)	This chart provides only a simplified overview of the sources of funds available for distribution on any Payment Date. Please refer to this prospectus supplement and the accompanying prospectus for a further description.

Structural Summary(1)

The following chart represents the structure of the transaction including the application of proceeds from investors and the transfer of the receivables:

(1)	This chart provides only a simplified overview of the structural summary. Please refer to this prospectus supplement and the accompanying prospectus for a further description.

SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding and is qualified in its entirety by the full description of this information appearing elsewhere in this prospectus supplement and the accompanying prospectus. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all of the terms of the offering.

THE PARTIES

Issuing Entity	Hyundai Auto Receivables Trust 200[ ]-[ ], a Delaware statutory trust, will issue the notes. The principal assets of the issuing entity will be a pool of motor vehicle retail installment sale contracts.

Depositor	Hyundai ABS Funding Corporation, a Delaware corporation, a wholly-owned special purpose subsidiary of Hyundai Motor Finance Company, is the depositor. The depositor will sell the motor vehicle retail installment sale contracts to the issuing entity. You may contact the depositor by mail at 10550 Talbert Avenue, Fountain Valley, California 92708, or by calling (714) 594-1579.

Seller	Hyundai Motor Finance Company, a California corporation, will sell the motor vehicle retail installment sale contracts to the depositor.

Sponsor/Servicer	Hyundai Motor Finance Company is the sponsor and will also act as the servicer. The servicer will service the motor vehicle retail installment sale contracts owned by the issuing entity.

Administrator	Hyundai Motor Finance Company will act as administrator of the issuing entity. As administrator, it will perform the administrative obligations required to be performed for the issuing entity or the owner trustee under the indenture and the trust agreement.

Indenture Trustee	[ ], a [national banking association], will act as the indenture trustee.

Owner Trustee	[ ], a [ banking corporation], will act as the owner trustee.

[Swap Counterparty]	[ ], a [ ], will be the swap counterparty.

THE OFFERED NOTES	The issuing entity will issue the following offered notes:

Class	Balance	Interest Rate	Final Scheduled Maturity Date
Class A-1 notes	$	%
Class A-2 notes	$	%
Class A-3 notes	$	%
Class A-4 notes	$	%
Class B notes	$	%
Class C notes	$	%
Class D notes	$	%

The issuing entity will also issue one certificate, which represents the residual interest in the issuing entity and is not offered hereby, and to which we refer herein as the certificate. The depositor will initially retain the certificate. Any information in this prospectus supplement relating to the certificate is presented solely to provide you with a better understanding of the notes.

Other than the certificate, no other series or class of securities is being offered by the issuing entity. No other series or class of securities will be backed by the same asset pool or will otherwise have claims on the same assets.

The notes will be issued in an initial denomination of $[1,000] and integral multiples of $1,000 in excess thereof (except for one note of each class that may be issued in a denomination other than an integral multiple of $1,000).

The issuing entity expects to issue the notes on or about [ , ], which we refer to herein as the closing date.

ISSUING ENTITY PROPERTY	The primary assets of the issuing entity will be a pool of motor vehicle retail installment sale contracts secured by new and used automobiles and light duty trucks. We refer to these contracts herein as receivables or motor vehicle receivables, to the pool of those receivables as the receivable pool and to the persons who financed their purchases with these contracts as obligors.

The receivables identified on the schedule of receivables delivered by the seller on the closing date will be transferred by the seller to the depositor and then transferred by the depositor to the issuing entity. The issuing entity will grant a security interest in the receivables and the other issuing entity property to the indenture trustee on behalf of the noteholders.

In addition to the receivables, the issuing entity property will also include the following:

•	security interests in the vehicles financed by the receivables, which we refer to herein as the financed vehicles;

•	any other property securing the receivables;

•	all recourse rights against the dealers which originated the receivables;

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles;

•	amounts on deposit in the accounts owned by the issuing entity and eligible investments in those accounts;

•	certain rights under the receivables purchase agreement between the depositor and the seller; and

•	the proceeds of the receivables and the proceeds of all of the above.

As of the close of business [ , ], which we refer to herein as the cut-off date, the receivables have the following characteristics:

• Aggregate Principal Balance	$[ ]
• Number of Receivables	[ ]
• Weighted Average Contract Rate	[ ]%
• Weighted Average Original Term	[ ] months
• Weighted Average Remaining Term	[ ] months

SERVICING FEE	The servicing fee for the calendar month immediately preceding any payment date (a collection period) will be one-twelfth of [1.00]% of the aggregate principal balance of the receivables as of the first day of the related collection period or, in the case of the first payment date, the aggregate principal balance of the receivables as of the cut-off date. The servicer will be entitled to collect and retain as additional servicing compensation in respect of each collection period all late fees, non-sufficient funds charges and other administrative fees and expenses or similar charges collected during that collection period, plus all investment earnings or interest earned during that collection period from the investment of monies on deposit in the collection account and the note distribution account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from available amounts on deposit in the collection account and amounts withdrawn from the reserve account, and will be paid to the servicer prior to the payment of principal of and interest on the notes.

ADVANCES	The servicer may elect to make a payment with respect to the aggregate amount of interest to be paid by obligors, with respect to the receivables, during the related collection period that remained unpaid at the end of such collection period. We refer to such a payment herein as an advance. The servicer shall not make an advance with respect to any defaulted receivable. Advances made by the servicer with respect to any receivable shall be repaid from available amounts in the collection account and any accounts available from the reserve account. The servicer will not charge interest on amounts so advanced.

[PRE-FUNDING PERIOD	On the closing date, approximately $ of the proceeds from the sale of the notes by the issuing entity will be deposited in an account, which we refer to as the ‘‘pre-funding account.’’ The amount deposited in the pre-funding account on the closing date represents approximately % of the initial pool balance (including the expected aggregate principal balance of the subsequent receivables). During the funding period, the issuing entity will use the funds, if any, on deposit in the pre-funding account to acquire additional receivables, which we refer to as ‘‘subsequent receivables,’’ for an amount equal to the receivables purchase price on each date (no more than once per week) which we refer to as a funding date. Subsequent receivables will be selected by the seller and must meet the eligibility criteria described in ‘‘The Issuing Entity Property’’ below and ‘‘Description of the Receivables — The Receivables Pools’’ in the accompanying prospectus.

In addition, in order to acquire subsequent receivables on a funding date, conditions precedent specified in the sale and servicing agreement must be satisfied. The funding period will begin on the closing date and will end on the earliest to occur of:

•	[three] full calendar months following the closing date;

•	the date on which the amount in the pre-funding account is [$10,000] or less; or

•	[Describe any other triggering events.]

On the first payment date following the termination of the funding period, the indenture trustee will withdraw any funds remaining on deposit in the pre-funding account (excluding investment earnings) and distribute them to the noteholders.

See ‘‘Description of the Transfer and Servicing Agreements — Pre-Funding Account.’’]

[REVOLVING PERIOD]	[From the closing date and on or prior to [ ], referred to herein, as the ‘‘revolving period,’’ all collections of principal that would otherwise have been allocated to payments to the securityholders will be used by the issuing entity to acquire additional receivables. Additional receivables will be selected by the seller and must meet the eligibility criteria described in ‘‘The Issuing Entity

Property’’ below and ‘‘Description of the Receivables — The Receivables Pools’’ in the accompanying prospectus.]

PRINCIPAL AND INTEREST	Principal payments to be made will generally be divided among the classes of notes in a manner intended to maintain credit enhancement, including amounts on deposit in the reserve account, for each such class (after giving effect to such allocation) in an amount equal to the greater of the target overcollateralization amount and the following approximate percentage of the aggregate principal balance of the contracts (excluding for this purpose, the yield supplement overcollateralization amount) as of the last day of the preceding month: [ ]% for the Class A notes, [ ]% for the Class B notes, [ ]% for the Class C notes and [ ]% for the Class D notes; provided, however, that prior to the payment date on which the Class A-1 notes are paid in full, all funds on deposit in the principal distribution account will be distributed to the Class A-1 notes. As a result of this allocation, after the Class A-1 notes are paid in full and after the required credit enhancement for the Class A notes is met, the Class B, Class C and Class D notes may receive a disproportionately larger percentage of principal distributions than the Class A notes that remain outstanding.

On each payment date after the occurrence of a specified event of default under the indenture and the acceleration of the notes or the liquidation of the receivables as a result thereof, no distributions of principal or interest will be made on the Class B notes until the payment in full of principal of and interest on the Class A notes. Payments of principal on the Class A notes will be made first to the Class A-1 notes until the Class A-1 notes are repaid in full, and then pro rata to the Class A-2, Class A-3 and Class A-4 notes. In addition, no distributions of principal or interest will be made on the Class C notes until payment in full of principal of and interest on the Class B notes, and no distributions of principal or interest will be made on the Class D notes until payment in full of principal of and interest on the Class C notes.

On each payment date, the issuing entity will generally pay principal of the notes in the following amounts and order of priority:

•	to the Class A notes, the class A principal distributable amount (as defined below) in the following order of priority:

•	to the Class A-1 notes, until the Class A-1 notes are paid in full;

•	to the Class A-2 notes, until the Class A-2 notes are paid in full;

•	to the Class A-3 notes, until the Class A-3 notes are paid in full; and

•	to the Class A-4 notes, until the Class A-4 notes are paid in full;

•	to the Class B notes, the class B principal distributable amount (as defined below) until the Class B notes are paid in full;

•	to the Class C notes, the class C principal distributable amount (as defined below) until the Class C notes are paid in full; and

•	to the Class D notes, the class D principal distributable amount (as defined below) until the Class D notes are paid in full.

The Class A principal distributable amount means, with respect to any payment date, an amount equal to the greater of the outstanding principal amount of the Class A-1 notes and the following: (a) the aggregate outstanding principal amount of the Class A notes immediately prior to such payment date; minus (b) the lesser of: (i) an amount equal to the product of: (A) the adjusted pool balance as of the last day of the related collection period; and (B) the sum of [ ]% and the percentage equivalent of a fraction equal to: (x) the amount on deposit in the reserve account after giving effect to any withdrawals but prior to giving effect to any deposits on that payment date; divided by (y) the adjusted pool balance as of the last day of the related collection period; and (ii) an amount equal to the adjusted pool balance as of the last day of the related collection period minus the target overcollateralization amount for the payment date; provided, however, that on the final scheduled maturity date of any class of Class A notes, the Class A principal distributable amount will be at least an amount sufficient to pay that class in full; and provided further, that the Class A principal distributable amount on any payment date will not exceed the outstanding principal amount of the Class A notes on that payment date.

The Class B principal distributable amount means, with respect to any payment date, an amount equal to: (a) the sum of the aggregate outstanding principal amount of the Class A notes (after taking into account the payment of the Class A principal distributable amount on such payment date) and the aggregate outstanding principal amount of the Class B notes immediately prior to such payment date; minus (b) the lesser of: (i) an amount equal to the product of: (A) the adjusted pool balance as of the last day of the related collection period; and (B) the sum of [ ]% and the percentage equivalent of a fraction equal to: (x) the amount on deposit in the reserve account after giving effect to any withdrawals but prior to giving effect to any deposits on that payment date; divided by (y) the adjusted pool balance as of the last day of the related collection period; and (ii) an amount equal to the adjusted pool balance as of the last day of the related collection period minus the target overcollateralization amount for the payment date; provided, however, that on the final scheduled maturity date of the Class B notes, the Class B principal distributable amount will be at least an amount sufficient to pay that class in full; and provided further, that the Class B principal distributable amount on any payment date will not exceed the outstanding principal amount of the Class B notes on that payment date.

The Class C principal distributable amount means, with respect to any payment date, an amount equal to: (a) the sum of the aggregate outstanding principal amount of the Class A notes and the Class B notes (after taking into account the payment of the Class A principal distributable amount and the Class B principal distributable amount on such payment date) and the aggregate outstanding principal amount of the Class C notes immediately prior to such payment date; minus (b) the lesser of: (i) an amount equal to the product of: (A) the adjusted pool balance as of the last day of the related collection period; and (B) the sum of [ ]% and the percentage equivalent of a fraction equal to: (x) the amount on deposit in the reserve account after giving effect to any withdrawals but prior to giving effect to any deposits on that payment date; divided by (y) the adjusted pool balance as of the last day of the related collection period; and (ii) an amount equal to the adjusted pool balance as of the last day of the related collection period minus the target overcollateralization amount for the payment date; provided, however, that on the final scheduled maturity date of the Class C notes, the Class C principal distributable amount will be at least an amount sufficient to pay that class in full; and provided further, that the Class C principal distributable amount on any payment date will not exceed the outstanding principal amount of the Class C notes on that payment date.

The Class D principal distributable amount means, with respect to any payment date, an amount equal to: (a) the sum of the aggregate outstanding principal amount of the Class A notes, the Class B notes and the Class C notes (after taking into account the payment of the Class A principal distributable amount, the Class B principal distributable amount and the Class C principal distributable amount on such payment date) and the outstanding principal amount of the Class D notes immediately prior to such payment date; minus (b) an amount equal to the adjusted pool balance as of the last day of the related collection period minus the target overcollateralization amount for the payment date; provided, however, that on the final scheduled maturity date of the Class D notes, the Class D principal distributable amount will be at least an amount sufficient to pay the Class D notes in full; and provided further, that the Class D principal distributable amount on any payment date will not exceed the outstanding principal amount of the Class D notes on that payment date.

The issuing entity will pay principal of and interest on the notes monthly, on the [ ] day of each month (or on the next business day), which we refer to herein as the payment date. The first payment date is [ , ]. So long as the notes are in book-entry form, the issuing entity will make payments on the notes to the holders of record on the day immediately preceding the payment date, which we refer to herein as the record date.

The Class A-1 notes will accrue interest on the basis of a [360] day year and the actual number of days from the previous payment date to but excluding the next payment date, except that the first interest accrual period will be from [ , ], which we refer to herein as the closing date, to but excluding [ , ]. This means that the interest due on each payment date will be the product of:

•	the outstanding principal amount of the Class A-1 notes;

•	the interest rate; and

•	the actual number of days elapsed since the previous payment date (or in the case of the first payment date, since the closing date), to but excluding the current payment date, divided by [360].

The Class A-2 notes, Class A-3 notes, Class A-4 notes, Class B notes, Class C notes and Class D notes will accrue interest on the basis of a [360] day year consisting of [twelve [30]] day months from the [15th] day of each calendar month to but excluding the [ th] day of the succeeding calendar month, except that the first interest accrual period will be from the closing date to but excluding [ , ]. This means that the interest due on each payment date will be the product of:

•	the outstanding principal amount of the related class of notes;

•	the applicable interest rate; and

•	[30] (or, in the case of the first payment date, [30]) divided by [360].

EARLY REDEMPTION OF THE NOTES	The servicer may purchase all the receivables when the pool balance of the receivables declines to [ ]% or less of the original aggregate principal balance of the receivables [plus the initial pre-funding deposit amount, if any,] as of the cut-off date. If the servicer exercises this ‘‘clean up call’’ option, all outstanding notes will be redeemed.

CREDIT ENHANCEMENT	Credit enhancement is intended to protect you against losses and delays in payments on your notes by absorbing losses on the receivables and other shortfalls in cash flows. The credit enhancement for the notes will be as follows:

Class A notes	Subordination of the Class B notes, subordination of the Class C notes, subordination of the Class D notes, the reserve account, overcollateralization and the subordination of the certificateholder’s right to receive excess collections.

Class B notes	Subordination of the Class C notes, subordination of the Class D notes, the reserve account, overcollateralization and the subordination of the certificateholder’s right to receive excess collections.

Class C notes	Subordination of the Class D notes, the reserve account, overcollateralization and the subordination of the certificateholder’s right to receive excess collections.

Class D notes	The reserve account, overcollateralization and the subordination of the certificateholder’s right to receive excess collections.

To the extent the credit enhancement described above does not cover any losses, noteholders will be allocated the losses in the manner described under ‘‘— Subordination of Principal and Interest’’ below.

Subordination of Principal and Interest	Subordination is a credit enhancement mechanism by which payments are allocated first to more senior classes, thereby increasing the likelihood of payment on such classes.

As long as the Class A notes remain outstanding:

•	payments of interest on the Class B notes, the Class C notes and the Class D notes will be subordinated to payments of interest on the Class A notes and, in certain circumstances, payments of principal of the Class A notes; and

•	payments of principal of the Class B notes, the Class C notes and the Class D notes will be subordinated to payment of principal of and interest on the Class A notes.

As long as the Class A notes or Class B notes remain outstanding:

•	payments of interest on the Class C notes and the Class D notes will be subordinated to payments of interest on the Class A notes and Class B notes and, in certain circumstances, payments of principal of the Class A notes and the Class B notes; and

•	payments of principal of the Class C notes and the Class D notes will be subordinated to payment of principal of and interest on the Class A notes and the Class B notes.

As long as the Class A notes, Class B notes or Class C notes remain outstanding:

•	payments of interest on the Class D notes will be subordinated to payments of interest on the Class A notes, the Class B notes and the Class C notes and, in certain circumstances, payments of principal of the Class A notes, the Class B notes and the Class C notes; and

•	payments of principal of the Class D notes will be subordinated to payment of principal of and interest on the Class A notes, the Class B notes and the Class C notes.

See ‘‘The Notes — Payments of Interest’’ and ‘‘— Payments of Principal’’ in this prospectus supplement.

Reserve Account	On or prior to the closing date, the issuing entity will establish an account, which we refer to herein as the reserve account, and will make a deposit thereto of an amount equal to $[ ]. The reserve account will be an asset of the issuing entity, will be an eligible account held by the indenture trustee, and will be pledged to the indenture trustee for the benefit of the noteholders.

On each payment date, after making required payments to the servicer[, the swap counterparty] and the holders of the notes, the issuing entity will make a deposit to the reserve account to the extent necessary to cause the amount on deposit in the reserve account to equal the reserve account required amount.

The amount that we refer to as the reserve account required amount with respect to any payment date is equal to [ ]% of the adjusted pool balance as of the cut-off date. However, in no event will the reserve account required amount on any payment date be more than the then aggregate outstanding principal amount of the notes on such payment date. As of any payment date, the amount of funds actually on deposit in the reserve account may, in certain circumstances, be less than the reserve account required amount.

All amounts on deposit in the reserve account on any payment date serve as credit enhancement since those amounts will be available to make up shortfalls in the amounts payable to the servicer (with respect to servicing fee and advances) and to the noteholders on such payment date to the extent described herein. On each payment date, amounts on deposit in the reserve account in excess of the reserve account required amount may be released to the certificateholder, subject to certain conditions set forth in the sale and servicing agreement. The noteholders will have no further interest in or rights with respect to any amounts so released from the reserve account.

Amounts on deposit in the reserve account will be invested as provided in the sale and servicing agreement in eligible investments. Any amounts held on deposit in the reserve account and any investment earnings thereon will be the property of the issuing entity.

Overcollateralization	The overcollateralization amount is the amount, if any, by which the adjusted pool balance exceeds the aggregate principal amount of the notes. This overcollateralization would provide credit enhancement since receivables [plus amounts, if any, on deposit in the pre-funding account] in excess of the aggregate principal amount of the notes would support the notes. On the closing date, the adjusted pool balance will exceed the principal amount of the notes of all classes by approximately $[ ], which is approximately [ ]% of the adjusted pool balance as of the cut-off date. This excess represents overcollateralization. The level of overcollateralization, as of each payment date, is required to increase to, and thereafter be maintained at, a target level equal to [ ]% of the outstanding adjusted pool balance less the amounts in the reserve account on such payment date, after giving effect to withdrawals from, but prior to deposits to, the reserve account on the payment date. In general, the target amount of overcollateralization will decrease as the adjusted pool balance decreases. However, the target amount of overcollateralization on any payment date will generally not be less than [ ]% of the adjusted pool balance as of the cut-off date.

[INTEREST RATE SWAP AGREEMENT]	[The issuing entity will enter into a transaction under an interest rate swap agreement with the swap counterparty with respect to the floating rate notes, which are the Class [ ] notes. The interest rate swap may provide the issuing entity with an additional source of funds to make payments on the notes.

Under the interest rate swap agreement, on each payment date the issuing entity generally will be obligated to pay the swap counterparty an amount equal to interest accrued on a notional amount equal to the principal balance of the Class A-[ ] Notes at the notional fixed rate of [ ]%, and the swap counterparty will be obligated to pay to the issuing entity interest accrued on the Class A-[ ] Notes [at the floating rate of the Class A-[ ] Notes].

Payments on the interest rate swap agreement will be exchanged on a net basis. The obligations of the issuing entity under the interest rate swap agreement are secured by the property of the issuing entity under the indenture. Net swap payments owed by the issuing entity to the swap counterparty (other than swap termination payments) rank higher in priority than all payments on the notes.

The interest rate swap agreement may be terminated upon an event of default or other termination event specified in the interest rate swap agreement. If the interest rate swap agreement is terminated due to an event of default or other termination event, a termination payment may be due to the swap counterparty by the issuing entity out of available funds. Any swap termination payment is subordinated to payments of [principal and] interest on the notes.

If the swap counterparty’s credit rating ceases to be rated at the levels required to maintain the then-current ratings assigned to the notes by the rating agencies, the issuing entity will be entitled to terminate the interest rate swap agreement unless the swap counterparty: (1) posts collateral to secure its obligations under the interest rate swap agreement, (2) assigns the interest rate swap agreement to an eligible substitute swap counterparty, (3) obtains a guaranty by an institution with the requisite ratings or (4) establishes other arrangements satisfactory, in each case, to maintain the ratings assigned to the notes.

For a more detailed description of the interest rate swap agreement and the swap counterparty, see ‘‘Description of the Interest Rate Swap Agreement’’ in this prospectus supplement.]

ADJUSTED POOL BALANCE	The adjusted pool balance with respect to a payment date is equal to the pool balance [plus the amount in the pre-funding account] as of the end of the previous collection period or, initially, as of the cut-off date, minus the yield supplement overcollateralization amount as of the related payment date or, initially, as of the cut-off date.

YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT	On the closing date, there will be an additional balance of receivables in the amount of $[ ] representing the initial yield supplement overcollateralization amount, which is approximately [ ]% of the aggregate principal balance of all receivables of the issuing entity as of the cut-off date. The yield supplement overcollateralization amount will decline on each payment date. The yield supplement overcollateralization amount is intended to compensate for the low annual percentage rates on some of the receivables.

PAYMENT WATERFALL	From collections on the receivables during the prior calendar month and amounts withdrawn from the reserve account, the issuing entity will pay the following amounts on each payment date generally in the following order of priority:

1.	To the servicer, the servicing fee and all unpaid servicing fees from prior collection periods and amounts in respect of reimbursement for unreimbursed advances,

2.	[To the swap counterparty, the net swap payment (other than swap termination payments),]

3.	To the Class A noteholders, the accrued and unpaid interest on the Class A notes,

4.	To the principal distribution account, the first priority principal distribution amount, which will generally be an amount equal to the excess of:

•	the outstanding principal amount of the Class A notes, over

•	the adjusted pool balance;

5.	To the Class B noteholders, accrued and unpaid interest on the Class B notes,

6.	To the principal distribution account, the second priority principal distribution amount, which will generally be an amount equal to the excess of:

•	the sum of the aggregate outstanding principal amount of the Class A notes and Class B notes, over

•	the adjusted pool balance;

provided that this amount will be reduced by any amount previously deposited in the principal distribution account in accordance with clause [4] above,

7.	To the Class C noteholders, accrued and unpaid interest on the Class C notes,

8.	To the principal distribution account, the third priority principal distribution amount, which will generally be an amount equal to the excess of:

•	the sum of the aggregate outstanding principal amount of the Class A notes, Class B notes and Class C notes, over

•	the adjusted pool balance;

provided that this amount will be reduced by any amounts previously deposited in the principal distribution account in accordance with clauses [4] and [6] above,

9.	To the Class D noteholders, accrued and unpaid interest on the Class D notes,

10.	To the principal distribution account, the regular principal distribution amount, which will generally be an amount equal to the excess of:

•	the aggregate outstanding principal amount of the notes, over

•	the adjusted pool balance minus the target overcollateralization amount;

provided that this amount will be reduced by any amounts previously deposited in the principal distribution account in accordance with clauses [4], [6] and [8] above,

11.	[To the swap counterparty, any swap termination payments,]

12.	To the reserve account, the amount, if any, necessary to cause the amount on deposit in the reserve account to equal the reserve account required amount,

13.	To the indenture trustee and the owner trustee, reimbursements, expenses and indemnities, to the extent not paid by the servicer, and all unpaid reimbursements, expenses and indemnities from prior collection periods to the extent not otherwise paid by the servicer and to the securities intermediary, any unpaid indemnification expenses owed to it, and

14.	To the holder of the certificate, which we refer to herein as the certificateholder, all remaining funds, if any.

For more detailed information concerning the payment waterfall, you should refer to ‘‘The Notes.’’

EVENTS OF DEFAULT	The indenture governing the terms and conditions of the notes includes a list of adverse events called events of default. Events of default under the applicable indenture include the following:

1.	the issuing entity fails to pay interest on any note of the controlling class within [thirty-five] days after its due date;

2.	the issuing entity fails to pay the principal of or any installment of the principal of any note when the same becomes due and payable;

3.	any failure by the issuing entity to duly observe or perform in any material respect any of its covenants or agreements in the indenture, and which continues unremedied for [60] days (extendable to [90] days if breach is of the type that can be cured within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least [25%] of the aggregate outstanding principal amount of the notes of the controlling class;

4.	any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any material respect when made, and which failure continues unremedied for [60] days (extendable to [90] days if breach is of the type that can be cured within [90] days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least [25%] of the aggregate outstanding principal amount of the notes of the controlling class; and

5.	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

The controlling class is the most senior class of notes then outstanding.

REMEDIES UPON EVENTS OF DEFAULT	If an event of default occurs and continues, the indenture trustee or the holders of at least a majority of the aggregate outstanding principal amount of the controlling class of notes may declare the notes to be immediately due and payable. That declaration, under some circumstances, may be rescinded by the holders of at least a majority in principal amount of the controlling class of the notes then outstanding. The controlling class is the most senior class of notes then outstanding.

After an event of default and the acceleration of the notes, funds on deposit in the collection account and any of the issuing entity’s other accounts with respect to the affected notes will be applied to pay principal of and interest on the notes in the order and amounts described under ‘‘The Notes — Event of Default Payment Priority.’’

After an event of default, the indenture trustee may, under certain circumstances:

1.	institute proceedings to collect amounts due or foreclose on the issuing entity’s property;

2.	exercise remedies as a secured party;

3.	sell the assets of the issuing entity; or

4.	elect to have the issuing entity maintain possession of the receivables and continue to apply collections on the receivables as if there had been no declaration of acceleration.

For more information regarding the events constituting an event of default under the indenture and the remedies available following such default, you should refer to ‘‘Description of the Indenture — Events of Default Under the Indenture; Rights Upon Event of Default’’ in the accompanying prospectus.

If an event of default relates to a failure of the issuing entity to pay interest on the controlling class of notes for thirty-five days after the due date or a default in the payment of any principal of the most senior class of notes, the indenture trustee may elect to sell the assets of the issuing entity. For an event of default that relates to the bankruptcy, insolvency, receivership or liquidation of the issuing entity, the indenture trustee may only sell the assets of the issuing entity if (i) the holders of the controlling class of notes consent to the sale, (ii) the proceeds from the sale are sufficient to pay in full the principal of and the accrued and unpaid interest on all outstanding notes at the date of the sale, or (iii) the indenture trustee, or an independent investment bank as provided for under the indenture, determines that the proceeds of the receivables will not be sufficient on an ongoing basis to make all payments on the outstanding notes as those payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of at least [66 2/3%] of the aggregate outstanding principal amount of the controlling class of notes. For other events of default, the indenture trustee may only sell the assets of the issuing entity if (i) the holders of all the outstanding notes and certificates consent thereto or (ii) the proceeds from the sale are sufficient to pay in full the principal of and the accrued and unpaid interest on all outstanding notes and certificates at the date of sale.

Following the occurrence and during the continuation of an event of default described in clause (1), (2) or (5) above under ‘‘— Events of Default’’ that has resulted in an acceleration of the notes, and upon the liquidation of the receivables after any event of default, the priority of payments changes. In particular, after required payments to the trustees and the servicer, payments will generally be made on the notes on each payment date in the following order of priority:

•	to interest on the Class A notes ratably;

•	to the principal amount of the Class A-1 notes until such principal amount is paid in full;

•	to the principal amount of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, ratably, until such principal amount is paid in full;

•	to interest on the Class B notes;

•	to the principal amount of the Class B notes until such principal amounts are paid in full;

•	to interest on the Class C notes;

•	to the principal amount of the Class C notes until such principal amount is paid in full;

•	to interest on the Class D notes; and

•	to the principal amount of the Class D notes until such principal amount is paid in full.

TAX STATUS	On the closing date and subject to certain assumptions and qualifications, Mayer, Brown, Rowe & Maw LLP, special federal tax counsel to the issuing entity, will render an opinion to the effect that: (1) the notes will be classified as debt for federal income tax purposes, and (2) the issuing entity will not be characterized as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation.

The depositor will agree, and the noteholders and beneficial owners will agree by accepting a note or beneficial interest therein, to treat the notes as debt for federal, state and local income and franchise tax purposes. See ‘‘Material United States Federal Income Tax Consequences’’ in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS	Subject to the satisfaction of important conditions described under ‘‘ERISA Considerations’’ in this prospectus supplement and in the accompanying prospectus, the notes may be purchased by employee benefit plans or other retirement arrangements. If you are a benefit plan fiduciary considering the purchase of the notes or if you intend to purchase the notes on behalf of an entity deemed to hold ‘‘plan assets’’ of any employee benefit plan or other retirement arrangements, you are, among other things, encouraged to consult with your counsel in determining whether all required conditions have been satisfied.

See ‘‘ERISA Considerations’’ in this prospectus supplement and in the accompanying prospectus.

REGISTRATION, CLEARANCE AND SETTLEMENT	The notes will be issued in book-entry form through DTC, Clearstream or Euroclear.

MONEY MARKET INVESTMENT	The Class A-1 notes have been structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. If you are a money market fund contemplating a purchase of Class A-1 notes, before making such a purchase you are encouraged to consult your counsel regarding the eligibility of the Class A-1 notes under Rule 2a-7 and whether an investment in the Class A-1 notes satisfies the fund’s investment policies and objectives.

RATINGS	It is a condition to the issuance of the notes that the notes will receive the following ratings from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and referred to herein as S&P, Moody’s Investors Service, Inc., which we refer to herein as Moody’s, and Fitch, Inc. which we refer to herein as Fitch. We refer herein to S&P, Moody’s and Fitch each as a rating agency and together as the rating agencies:

Class	S&P	Moody’s	Fitch
Class A-1 notes
Class A-2 notes
Class A-3 notes
Class A-4 notes
Class B notes
Class C notes
Class D notes

Ratings on the notes will be monitored by the rating agencies listed above while the notes are outstanding. Ratings on the notes may be lowered, qualified or withdrawn at any time. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency.

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors in addition to the risk factors on page 7 of the accompanying prospectus.

The notes may not be a suitable investment for you.	The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risks, the tax consequences of an investment in the notes and the interaction of these factors.

Features of the receivables pool may result in losses.	There are a number of features of the receivables in the pool that create additional risk of loss, including the following:

•	The concentration of the receivables in specific geographic areas may increase the risk of loss. Economic and weather-related conditions in the states where obligors reside may affect the delinquency, loss and repossession experience of the issuing entity with respect to the receivables. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the notes than if the concentration did not exist. As of the cut-off date, the seller’s records indicate that the billing addresses of the originating dealers of the receivables were concentrated in the following states:

State	Percentage of Total Principal Balance

No other state constituted more than [ ]% of the aggregate principal balance of the receivables as of the cut-off date.

For a discussion of the breakdown of the receivables by state, we refer you to ‘‘The Receivables Pool’’ in this prospectus supplement.

•	Newly originated contracts may be more likely to default, which may cause losses. Defaults on motor vehicle receivables tend to occur at higher rates during the early years of the contract. Substantially all of the receivables will have been originated within 12 months prior to the sale to the issuing entity. As a result, the issuing entity may experience higher rates of default on the receivables than if the receivables had been outstanding for a longer period of time.

Your yield to maturity may be reduced by prepayments.	The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

•	The rate of return of principal is uncertain. The amount of distributions of principal on your notes and the time when you receive those distributions depend on the amount and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables.

•	You may be unable to reinvest distributions in comparable investments. Asset backed securities, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

•	An early redemption will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of a ‘‘clean-up call’’ redemption by the servicer, you will receive the remaining principal amount of your notes plus accrued interest through the related interest period. Because your notes will no longer be outstanding, you will not receive the additional interest payments that you would have received had the notes remained outstanding. If you bought your notes at par or at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised. The issuing entity is not required to pay any redemption premium or make-whole payment.

Classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk, and classes of notes that receive principal later than expected are exposed to greater risk of loss. In either case, there could be a materially adverse effect on the yield on your notes.

Used vehicles included in receivables pool may incur higher losses than new vehicles.	Some of the receivables are secured by financed vehicles that were used vehicles at the time of purchase by the applicable obligor. Because the value of a used vehicle is more difficult to determine than that of a new vehicle, a greater loss may be incurred if a used vehicle must be repossessed and sold. See ‘‘The Receivables Pool —

Composition of the Receivables Pool’’ in this prospectus supplement.

Repurchase obligations are limited.	The issuing entity will be obligated to remove from the issuing entity property, the depositor will be obligated to repurchase from the issuing entity and the seller will be obligated to repurchase from the depositor, any receivable if there is a breach of the representations or warranties with respect to such receivable (and such breach is not cured) which materially and adversely affects the interests of the issuing entity, or the noteholders in such receivable. The issuing entity, the depositor and the seller will represent that each receivable is secured by a financed vehicle and that each receivable was originated in accordance with the seller’s credit and collection policy as of the date of such origination. The issuing entity, the depositor and the seller will make warranties with respect to the perfection and priority of the security interests in the financed vehicles other than any statutory lien arising on or after the closing date which may have priority even over perfected security interests in the financed vehicles. While the issuing entity, the depositor and the seller are obligated to remove or repurchase any receivable if there is a breach of any of their respective representations and warranties relating thereto which materially and adversely affects the interests of the issuing entity, or the noteholders in such receivable, there can be no assurance given that any entity will financially be in a position to fund its repurchase obligation.

You may suffer delays in payment or losses as a result of the manner in which principal of the notes is paid.	No principal will be paid on any class of notes until the Class A-1 notes have been paid in full. After the Class A-1 notes have been paid in full, the aggregate principal distribution amount for any payment date will be divided among the remaining classes of the Class A notes, the Class B notes, the Class C notes and the Class D notes in a manner intended to maintain the credit enhancement, including amounts on deposit in the reserve account, for each such class, after giving effect to such allocation, in an amount equal to the greater of the target overcollateralization amount and the following approximate percentages of the aggregate principal balances of the receivables: [ ]% for the Class A notes, [ ]% for the Class B notes, [ ]% for the Class C notes and [ ]% for the Class D notes. In addition, principal of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will be paid sequentially.

A portion of the principal of the Class B notes, the Class C notes and the Class D notes may be paid before payment in full of the later maturing classes of Class A notes. Holders of the Class B notes, the Class C notes and the Class D notes are not required to return any amounts paid to them as principal even if an event of default under the indenture occurs and the indenture trustee sells the assets of the issuing entity at a price insufficient to pay the balance of the later maturing classes of Class A notes. If this occurs, the holders of later maturing classes of Class A notes could suffer a loss on their investment.

In addition, classes of notes that receive payments, particularly principal payments, at lower priorities than other classes may be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after the other classes that have been receiving most or all amounts payable on their notes have been repaid, and after which a disproportionate amount of credit enhancement may have been applied and not replenished. As discussed below under ‘‘— The occurrence of an event of default under the indenture may delay payments on the Class B notes, the Class C notes and the Class D notes’’, the subordination of the Class B notes, the Class C notes and the Class D notes will increase after an event of default occurs, resulting in an even more pronounced effect on payment.

As a result, the yields of the later maturing classes of Class A notes will be sensitive, and the yields of the Class B notes, Class C notes and Class D notes will be very sensitive, to losses on the receivables and the timing of such losses. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Principal of and interest on the notes will be paid by the issuing entity to The Depository Trust Company as the record holder of the notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

Your notes may not be repaid on their final scheduled maturity date.	It is expected that final payment of each class of notes will occur on or prior to the respective final scheduled maturity dates. Failure to make final payment of any class of notes on or prior to the respective final scheduled maturity dates would constitute an event of default under the indenture. However, no assurance can be given that sufficient funds will be available to pay each class of notes in full on or prior to the final scheduled maturity date. If sufficient funds are not available, final payment of any class of notes could occur later than the final scheduled maturity date for that class.

[You may experience a loss on your notes as a result of payments due to or from the swap counterparty under the interest rate swap agreement.]	[The issuing entity will enter into an interest rate swap agreement because the receivables owned by the issuing entity bear interest at fixed rates while the Class [ ] notes will bear interest at a floating rate. The issuing entity will use payments made by the swap counterparty as an additional source of funds to make payments on each payment date in accordance with the payment waterfall.

During those periods in which the floating rate payable by the swap counterparty is substantially greater than the fixed rate payable by the issuing entity, the issuing entity will be more dependent on receiving payments from the swap counterparty in order to make payments on the notes in accordance with the payment waterfall. If the swap counterparty fails to pay the net amount due, collections on the receivables, together with funds on deposit in the reserve account, may be insufficient to make payments of interest and principal on your notes on any payment date. Consequently, you may experience delays and/or reductions in the interest and principal payments on your notes.

The interest rate swap agreement generally may not be terminated except upon failure of either the swap counterparty or the issuing entity to make payments when due, insolvency of the swap counterparty or the issuing entity, illegality or the failure of the swap counterparty to post collateral, assign the interest rate swap agreement to an eligible counterparty or take other remedial action if the swap counterparty’s credit ratings drop below the levels required by the interest rate swap agreement. Depending on the reason for the termination, a termination payment may be due to the issuing entity or to the swap counterparty. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial.

If the swap counterparty fails to make a termination payment owed to the issuing entity under the interest rate swap agreement, the issuing entity may not be able to enter into a replacement interest rate swap agreement. If this occurs, the amount available to pay principal of and interest on the notes will be reduced to the extent the interest rate on each of the Class [ ] notes supported by the interest rate swap agreement exceeds the fixed rate the issuing entity would have been required to pay the swap counterparty under the interest rate swap agreement.

If the interest rate swap agreement is terminated and no replacement is entered into, and collections on the receivables and amounts on deposit in the reserve account are insufficient to make all payments on any payment date in accordance with the payment waterfall, you may experience delays and/or reductions in the interest and principal payments on your notes.]

Amounts in the reserve account may not be liquid.	Funds in the reserve account may be invested in permitted investments that will not mature prior to the next payment date if each rating agency confirms in writing that doing so will not affect its ratings on the notes. These investments will not be sold to cover any shortfalls that occur on a payment date. This could delay payments to you because these funds would not be available on a particular payment date.

Calculation of the overcollateralization amount and amounts required to be on deposit in the reserve account may change.	The servicer may, from time to time after the date of this prospectus supplement, request each rating agency to approve a formula for determining the target overcollateralization amount or the amount required to be on deposit in the reserve account that is different from the formula described under ‘‘Credit Enhancement — Overcollateralization’’ or ‘‘Credit Enhancement — Reserve Account,’’ as applicable, or change the manner by which the reserve account is funded. If the servicer requests such change in writing and each rating agency delivers a letter to the indenture trustee to the effect that the use of any new formula or change in the manner in which the reserve account is funded will not result in a qualification, reduction or withdrawal of its then-current rating of any class of the notes, then the target overcollateralization amount or the amount required to be on deposit in the reserve account, as applicable, will be determined in accordance with the new formula or, if applicable, the manner in which the reserve account is funded will change.

You may suffer losses due to receivables with low contract rates.	The receivables include receivables that have contract rates that are less than the interest rates on your notes. Interest paid on the higher contract rate receivables compensates for the lower contract rate receivables to the extent such interest is paid by the issuing entity as principal on your notes and additional overcollateralization is created. Excessive prepayments on the higher contract rate receivables may adversely impact your notes by reducing the interest payments available.

If you own Class B notes, you are subject to greater credit risk because the Class B notes are subordinate to the Class A notes.	The Class B notes bear greater risk than the Class A notes because payments of interest and principal on the Class B notes are subordinate, to the extent described below, to payments of interest and principal on the Class A notes.

Interest payments on the Class B notes on each payment date will be subordinated to servicing fees due to the servicer, payments to the servicer for unreimbursed advances, [net swap payments to the swap counterparty,] interest payments on the Class A notes and an allocation of principal payments to the Class A notes to the extent the sum of the principal balances of the Class A notes exceeds the Adjusted Pool Balance.

Except to the extent provided in the prospectus supplement, principal payments on the Class B notes will be fully subordinated to principal payments on the Class A notes, and no principal will be paid on the Class B notes until the Class A notes have been paid in full.

If you own Class C notes, you are subject to greater credit risk because the Class C notes are subordinate to the Class A notes and the Class B notes.	The Class C notes bear greater risk than the Class A notes and the Class B notes because payments of interest and principal on the Class C notes are subordinate, to the extent described below, to payments of interest and principal on the Class A notes and the Class B notes.

Interest payments on the Class C notes on each payment date will be subordinated to servicing fees due to the servicer, payments to the servicer for unreimbursed advances, [net swap payments to the swap counterparty,] interest payments on the Class A notes, an allocation of principal payments to the Class A notes to the extent the sum of the outstanding principal amounts of the Class A notes exceeds the adjusted pool balance, interest payments on the Class B notes and an allocation of principal payments to the Class B notes to the extent the sum of the outstanding principal amounts of the Class A notes and the Class B notes exceeds the adjusted pool balance.

Except to the extent provided in the prospectus supplement, principal payments on the Class C notes will be fully subordinated to principal payments on the Class A notes and Class B notes, and no principal will be paid on the Class C notes until the Class A notes and the Class B notes have been paid in full.

If you own Class D notes, you are subject to greater credit risk because the Class D notes are subordinate to the Class A notes, the Class B notes and the Class C notes.	The Class D notes bear greater risk than the Class A notes, the Class B notes and the Class C notes because payments of interest and principal on the Class D notes are subordinate, to the extent described below, to payments of interest and principal on the Class A notes, the Class B notes and the Class C notes.

Interest payments on the Class D notes on each payment date will be subordinated to servicing fees due to the servicer, payments to the servicer for unreimbursed advances, [net swap payments to the swap counterparty,] interest payments on the Class A notes, an allocation of principal payments to the Class A notes to the extent the sum of the outstanding principal amounts of the Class A notes exceeds the adjusted pool balance, interest payments on the Class B notes, an allocation of principal payments to the Class B notes to the extent the sum of the outstanding principal amounts of the Class A notes and the Class B notes exceeds the adjusted pool balance, interest payments on the Class C notes and an allocation of principal payments to the Class C notes to the extent the sum of the outstanding principal amounts of the Class A notes, the Class B notes and the Class C notes exceeds the adjusted pool balance.

Except to the extent provided in the prospectus supplement, principal payments on the Class D notes will be fully subordinated to principal payments on the Class A notes, Class B notes and Class C notes, and no principal will be paid on the Class D notes until the Class A notes, the Class B notes and the Class C notes have been paid in full.

The failure to pay interest on the subordinated classes of notes is not an event of default.	The indenture provides that failure to pay interest when due on the outstanding subordinated class or classes of notes – for example, for so long as any of the Class A notes are outstanding, the Class B notes, Class C notes and Class D notes, after the Class A notes have been paid in full but the Class B notes, the Class C notes and the Class D notes are still outstanding, the Class C notes and the Class D notes, and after the Class A notes and the Class B notes have been paid in full but the Class C notes and the Class D notes are still outstanding, the Class D notes – will not be an event of default under the indenture. Under these circumstances, the holders of the subordinated classes of notes which are not a controlling class will not have any right to declare an event of default, to cause the maturity of the notes to be accelerated or to direct or consent to any action under the indenture.

Occurrence of events of default under the indenture may result in insufficient funds to make payments on your notes.	Payment defaults or the insolvency or dissolution of the depositor may result in prepayment of the notes, which may result in losses. If the issuing entity fails to pay principal on the notes of a class of notes on its final scheduled maturity date, or fails to pay interest on the notes of the controlling class within [thirty-five days] of the due date, the indenture trustee or the holders of the controlling class of notes outstanding may declare the entire amount of the notes to be due immediately. If this happens, the indenture trustee may be directed to sell the assets of the issuing entity and prepay the notes. In the event the indenture trustee sells the receivables under adverse market conditions, proceeds from the sale of the receivables may not be sufficient to repay all of the notes and you may suffer a loss.

Subordinated noteholders may not be able to direct the indenture trustee upon an event of default under the indenture.	If an event of default occurs under the indenture, only the holders of the controlling class of notes may waive that event of default, accelerate the maturity dates of the notes or direct or consent to any action under the indenture. The holders of any outstanding subordinate class or classes of notes will not have any rights to direct or to consent to any action until each of the more senior class or classes of notes have been repaid in full.

The occurrence of an event of default under the indenture may delay payments on the Class B notes, the Class C notes and the Class D notes.	The issuing entity will not make any distributions of principal or interest on a subordinate class of notes until payment in full of principal and interest on the outstanding senior class(es) of notes following:

•	an event of default under the indenture relating to the payment of principal on any note or the payment of interest on the controlling class of notes which has resulted in acceleration of the notes;

•	an event of default under the indenture relating to an insolvency event or a bankruptcy with respect to the issuing entity which has resulted in an acceleration of the notes; or

•	a liquidation of the issuing entity assets following any event of default under the indenture.

This may result in a delay or default in making payments on the Class B notes, the Class C notes or the Class D notes.

You may suffer losses because you have limited control over actions of the issuing entity and conflicts between classes of notes may occur.	Because the issuing entity has pledged the issuing entity property to the indenture trustee to secure payment on the notes, the indenture trustee may, and at the direction of the required percentage of the controlling class (which will be the Class A notes for so long as any Class A notes are outstanding, the Class B notes after the Class A notes have been paid in full and for so long as the Class B notes are outstanding, the Class C notes after the Class B notes have been paid in full and for so long as the Class C notes are outstanding, and the Class D notes after the Class C notes have been paid in full) will, take one or more of the other actions specified in the indenture relating to the issuing entity property, including a sale of the assets of the issuing entity.

In addition, the holders of a [majority] of the Class A notes, under some circumstances, have the right to waive events of servicing termination or terminate the servicer without consideration of the effect that the waiver or termination would have on the holders of Class B notes, Class C notes or Class D notes. The holders of Class B notes will not have the ability to waive events of servicing termination or to remove the servicer until the Class A notes have been paid in full. The holders of Class C notes will not have the ability to waive events of servicing termination or to remove the servicer until the Class A notes and the Class B notes have been paid in full. The holders of Class D notes will not have the ability to waive events of servicing termination or to remove the servicer until the Class A notes, the Class B notes and the Class C notes have been paid in full.

Risk of loss or delay in payment may result from delays in the transfer of servicing due to the servicing fee structure.	Because the servicing fee is structured as a percentage of the principal balance of the receivables, the amount of the servicing fee payable to the servicer may be considered insufficient by potential replacement servicers. Due to the reduction in the servicing fee as a result of the expected decline in the principal balance of the receivables, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

The return on your notes may be reduced due to varying economic circumstances.	A deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, losses and prepayments of the receivables.

The return on your notes could be reduced by shortfalls due to extreme weather conditions and natural disasters.	Extreme weather conditions could cause substantial business disruptions, economic losses, unemployment and/or an economic downturn. As a result, the related obligors’ ability to make payments on the notes could be adversely affected. The issuing entity’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

The amounts received upon disposition of the financed vehicles may be adversely affected by discount pricing incentives and marketing incentive programs.	Discount pricing incentives or other marketing incentive programs on new cars by Hyundai Motor Finance Company, Hyundai Motor America or by its competitors that effectively reduce the cost of purchasing new cars may have the effect of reducing demand by consumers for used cars. The reduced demand for used cars resulting from discount pricing incentives or other marketing incentive programs introduced by Hyundai Motor Finance Company, Hyundai Motor America or any of its competitors may reduce the prices consumers will be willing to pay for used cars, including vehicles that secure the receivables. As a result, the proceeds received by the issuing entity upon any foreclosures of financed vehicles may be reduced and may not be sufficient to pay the underlying receivables.

A servicer default may result in additional costs, increased servicing fees by a substitute servicer or a diminution in servicing performance, including higher delinquencies and defaults, any of which may have an adverse effect on your notes.	If a servicer default occurs, the indenture trustee or the noteholders may remove the servicer without the consent of the owner trustee or the certificateholders. In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

•	the cost of the transfer of servicing to the successor;

•	the ability of the successor to perform the obligations and duties of the servicer under the sale and servicing agreement; or

•	the servicing fees charged by the successor.

In addition, the noteholders have the ability, with some exceptions, to waive defaults by the servicer.

Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the receivables.

Withdrawal or downgrading of the initial ratings of the notes will affect the prices for the notes upon resale.	A rating is not a recommendation to buy, sell or hold notes. The ratings are an assessment by the rating agencies of the likelihood that interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled maturity date. Similar ratings on different types of notes do not necessarily mean the same thing. You should analyze the significance of each rating independently from any other rating. A rating agency may change its rating of the notes after the notes are issued if that rating agency believes that circumstances have changed. Any subsequent change in a rating will likely affect the price that a subsequent purchaser would be willing to pay for the notes and affect your ability to resell your notes. The ratings do not consider to what extent the notes will be subject to prepayment.

Because the notes are in book-entry form, your rights can only be exercised indirectly.	Because the notes will be issued in book-entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking société anonyme or the Euroclear System (in Europe or Asia). Transfers of interests in the notes within The Depository Trust Company, Clearstream Banking Société Anonyme or the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The notes will remain in book-entry form except in the limited circumstances described under the caption ‘‘Description of the Notes — Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures’’ in the accompanying prospectus. Unless and until the notes cease to be held in book-entry form, neither the indenture trustee nor the owner trustee will recognize you as a ‘‘noteholder,’’ as such term is used in the indenture and the trust agreement.

As a result, you will only be able to exercise the rights of noteholders indirectly through The Depository Trust Company (in the United States) and its participating organizations, or Clearstream Banking société anonyme and the Euroclear System (in Europe or Asia) and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking société anonyme or the Euroclear System and to take other actions that require a physical certificate representing the note.

[You may experience reduced returns on your notes resulting from distribution of amounts in the pre-funding account.]	[On one or more occasions following the closing date until the end of the funding period, the issuing entity may purchase receivables from the depositor, which, in turn, will acquire these receivables from the seller with funds on deposit in the pre-funding account.

You will receive as a prepayment of principal any amounts remaining in the pre-funding account (excluding investment earnings) that have not been used to purchase receivables by the end of the funding period. This prepayment of principal could have the effect of shortening the weighted average life of your notes. The inability of the depositor to obtain receivables meeting the requirements for sale to the issuing entity will increase the likelihood of a prepayment of principal. In addition, you will bear the risk that you may be unable to reinvest any principal prepayment at yields at least equal to the yield on your notes.]

USE OF PROCEEDS

The depositor will use the net proceeds from the issuance of the Notes (proceeds from the sale of Notes minus the underwriting discount in the amount of $[    ], payable to the underwriters) to:

•	purchase the Receivables from the seller;

•	[deposit the pre-funded amount, if any, into the pre-funding account]; and

•	make the initial deposit into the Reserve Account.

The seller or its affiliates may use all or a portion of the net proceeds of the offering of the Notes to pay their respective debts, including ‘‘warehouse’’ debt secured by the Receivables prior to their transfer to the issuing entity, and for general purposes. Any ‘‘warehouse’’ debt may be owed to one or more of the underwriters or their affiliates or entities for which their affiliates act as administrator and/or provide liquidity lines, so a portion of the proceeds that is used to pay ‘‘warehouse’’ debt may be paid to the underwriters or their affiliates.

THE ISSUING ENTITY

Limited Purpose and Limited Assets

Hyundai Auto Receivables Trust 200[    ]-[    ] is a statutory trust formed [    ,    ] under the laws of the State of Delaware by the depositor for the purpose of issuing the Notes. The issuing entity has been established and operated pursuant to a trust agreement. Hyundai Motor Finance Company, a California corporation (‘‘HMFC’’), will be the administrator of the issuing entity.

The issuing entity will not engage in any activity other than:

•	purchasing the pool of motor vehicle retail installment sale contracts (the ‘‘Receivables’’) funding the Reserve Account, paying organizational, start-up and transactional expenses of the issuing entity and to pay the balance of such proceeds to the depositor pursuant to the sale and servicing agreement;

•	assigning, granting, transferring, pledging, mortgaging and conveying the trust estate pursuant to the indenture and holding, managing and distributing to the Certificateholder pursuant to the terms of the trust agreement and the sale and servicing agreement any portion of the trust estate released from the lien of, and remitted to the issuing entity pursuant to, the indenture;

•	entering into and performing its obligations under the [interest rate swap agreement and the] transaction documents to which it is or will be a party;

•	subject to compliance with the transaction documents, engaging in such other activities as may be required in connection with conservation of the trust estate and the making of distributions to the Certificateholder and the Noteholders;

•	issuing the Notes and the Certificate and selling, transferring and exchanging the Notes and the Certificate;

•	making payments on the Notes and distributions on the Certificate, all in accordance with the transaction documents;

•	entering into derivative transactions with Rating Agency approval (or satisfaction of the Rating Agency Condition) at any time or from time to time after the issuance of the Notes (the notional amount of those derivatives may (but need not) exceed the amount of the Notes and need not relate to or counteract risks associated with the Notes or the Receivables); provided, however, that any payments to the applicable counterparties to the derivative transactions are to be made only after all required payments to the Noteholders and deposits to the Reserve Account on such Payment Date; and

•	engaging in other activities that are necessary, including entering into agreements, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.

The issuing entity will not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of the transaction documents. The preceding permissible activities, as well as the trust agreement generally, can only be amended as follows:

The owner trustee and depositor may, with the consent of the holders of a majority of the outstanding Notes of the Controlling Class and the holders of a majority of percentage interests in the outstanding Certificate, but with prior notice to the Rating Agencies, amend the trust agreement to add provisions to, change in any manner or eliminate any provisions of, the trust agreement, or modify (except as provided below) in any manner the rights of the Noteholders or Certificateholders. Without the consent of the holder of each outstanding affected Note or Certificate, no amendment will:

1.	reduce the interest rate or principal amount of any Note or Certificate or delay the Final Scheduled Maturity Date of any Note without the consent of the holder of such Note; or

2.	reduce the percentage of the outstanding principal balance of the Notes and Certificate balance required to consent to any such amendment described in clause (1) above.

The owner trustee and the depositor may amend the trust agreement, without obtaining the consent of the Noteholders or Certificateholders but with prior notice to the Rating Agencies for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of those Noteholders or the Certificateholders, provided that such action will not, as evidenced by notice from each Rating Agency that such amendment will not result in a reduction, withdrawal or downgrade of the current rating of each class of Notes, materially and adversely affect the interest of any of those Noteholders or Certificateholder; provided further, that such amendment will not be deemed to adversely affect in any material respect the interest of any Noteholder or Certificateholder if the person requesting such amendment obtains a letter from the Rating Agencies stating that the amendment would not result in the downgrading or withdrawal of the ratings then assigned to the Notes and the Certificate.

The trust agreement may be amended by the depositor and the owner trustee to change the permitted purposes and powers of the issuing entity if (i) the indenture trustee receives an opinion of counsel that such amendment will not have a material adverse effect on the Noteholders, and (ii) such amendment will not, as evidenced by the satisfaction of the Rating Agency Condition with respect to such amendment, materially and adversely affect in any material respect the interests of any Noteholder or Certificateholder.

The trust agreement only allows the issuing entity to issue the offered Notes and the Certificate as described herein. The indenture prohibits the issuing entity from borrowing money, making loans or guaranteeing another’s payment or performance, other than the Notes discussed herein, or pursuant to advances made to it by the servicer, or otherwise in accordance with the transaction documents. The indenture can be amended as described under ‘‘Description of the Indenture — Modification of Indenture’’ in the accompanying prospectus. Other than as permitted by the transaction documents, the issuing entity is not permitted to own, purchase or acquire any stock, obligations, assets or securities. The issuing entity’s fiscal year end is December 31 of each year and its principal offices are in Delaware, in care of Wilmington Trust Company, as owner trustee, at the address listed in ‘‘— The Owner Trustee’’ below.

The servicer will have limited discretionary authority with respect to the Receivables as described under ‘‘Description of the Transfer and Servicing Agreements — Servicing Procedures’’ herein and ‘‘Receivables Underwriting and Servicing Procedures’’ in the accompanying prospectus. The servicer also has the discretion to exercise the clean-up call as described under ‘‘The Notes — Optional Prepayment’’ below.

Notes owned by the issuing entity, the depositor and their respective affiliates will be entitled to all benefits afforded to the Notes except that they generally will not be deemed outstanding for the purpose of making requests, demands, authorizations, directions, notices, consents or other actions under the transaction documents.

The depositor, on behalf of the issuing entity, will file with the SEC periodic reports of the issuing entity required to be filed with the SEC under the 1934 Act, and the rules and regulations of the SEC thereunder. For more information on where you can obtain a copy of these and other reports, you should refer to ‘‘Where You Can Find More Information’’ in the accompanying prospectus.

Capitalization of the Issuing Entity

At the time the Notes are issued, the issuing entity will be capitalized with the proceeds of the Notes. The proceeds from the issuance of the Notes will be used to purchase the Receivables from the depositor under the sale and servicing agreement. The Certificate will be issued to the depositor.

The following table illustrates the expected capitalization and/or liabilities of the issuing entity as of the Closing Date:

Class A-1 Notes	$
Class A-2 Notes	$
Class A-3 Notes	$
Class A-4 Notes	$
Class B Notes	$
Class C Notes	$
Class D Notes	$
Overcollateralization(1)	$
Total	$

(1)	Includes Yield Supplement Overcollateralization Amount

The following table illustrates the expected assets of the issuing entity as of the Closing Date:

Receivables	$
[Pre-Funding Account]
Reserve Account	$
Total	$

THE OWNER TRUSTEE

[    ] is the owner trustee under the trust agreement. [    ] is [a Delaware banking corporation] with trust powers incorporated in [    ] and its principal offices are located at [    ]. The owner trustee’s liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The depositor, the servicer and their affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates. The fees and expenses of the owner trustee are to be paid by the servicer, but to the extent not paid by the servicer such expenses (but not fees) will be payable out of transaction cash flows as set forth under ‘‘The Notes — Payment of Distributable Amounts’’.

[    ] has served as owner trustee in numerous asset-backed securities transactions involving auto receivables. [    ] is subject to various legal proceedings that arise from time to time in the ordinary course of business. [    ] does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee. [To be updated with information provided by owner trustee.]

Neither the owner trustee nor the indenture trustee will independently verify distribution calculations, access to and activity in transaction accounts, compliance with transaction covenants, use of credit enhancement, the removal of Receivables, or the underlying data used for such determinations.

THE INDENTURE TRUSTEE

The indenture trustee is [    ], a [national banking association], and its principal offices are located at [    ]. [Description of experience serving as Indenture Trustee for auto retail securitizations including updated information to be provided by the Indenture Trustee.]

The indenture trustee’s duties are limited to those duties specifically set forth in the indenture. The depositor, the servicer and their affiliates may maintain normal commercial banking relations with the indenture trustee and its affiliates. Each month the servicer receives bank statements with respect to the Accounts and reviews the balances and account activity in such Accounts, including withdrawals and deposits by the indenture trustee. The fees and expenses of the indenture trustee are to be paid by the servicer, but to the extent not paid by the servicer such expenses (but not fees) will be payable out of transaction cash flows as set forth under ‘‘The Notes — Payment & Distributable Amounts’’.

OVERVIEW OF HMFC RETAIL LOAN FINANCING OPERATIONS

HMFC is the sponsor of this securitization transaction and is primarily responsible for structuring the transaction. The receivables being securitized were purchased by HMFC from dealers in the ordinary course of HMFC’s business. The following table contains information about the retail installment sale contracts purchased by HMFC from dealers during each of the periods indicated.

Origination Characteristics

	For the year ended December 31,
	2006	2005	2004	2003	2002
Number of receivables purchased	99,029	104,266	68,377	53,612	53,536
Aggregate original principal balance	$1,823,362.60	$1,812,165,900	$1,214,536,400	$924,010,100	$860,293,400
Average original term (in months)	64.5	64.3	63.9	62.4	63.1

Securitization

Since 2001, one of the primary funding sources for HMFC has been the packaging and sale of receivables through asset-backed securitizations, with receivables pools ranging from approximately $600 million to approximately $1 billion. The 2001 and 2002 securitizations were privately placed and the 2003, 2004, 2005 and 2006 securitizations were sold to the public under registered transactions. HMFC purchases receivables from dealers and generally holds, or ages these receivables for an interim period prior to transferring them in connection with a securitization transaction. During this interim period, HMFC’s financing needs are met, in part, through the use of warehouse finance and other loan facilities. These loan facilities are provided by a number of financial institutions and provide liquidity to fund HMFC’s acquisition of receivables.

A significant portion of HMFC’s receivables are sold in securitization transactions. These assets support payments on the securities and are not available to HMFC’s creditors generally. At December 31, 2006, HMFC had approximately $2.44 billion, or 80% of its receivables pledged in connection with securitization transactions. HMFC expects that securitizations will continue to be a material funding source.

HMFC’s auto receivables asset-backed securitization program was first established and utilized for the Hyundai Auto Receivables Trust 1993-A transaction. For more information regarding HMFC’s experience with respect to its entire portfolio of retail installment sale contracts, you should refer to ‘‘Delinquencies, Repossessions and Credit Loss Information’’ and ‘‘Static Pool Data’’.

Servicing

General.    HMFC is the servicer for all of the motor vehicle retail installment sale contracts that it finances. As the servicer, HMFC generally handles all collections, administers defaults and delinquencies and otherwise services the retail installment sale contracts.

HMFC started servicing motor vehicle retail installment sale contracts shortly after it was incorporated in September 1989. Although HMFC may be replaced or removed as servicer upon the occurrence of certain events, including the occurrence of a servicer default (as defined under the applicable transaction documents), HMFC generally expects to service the sold receivables in a securitization for the life of that transaction. For more information regarding the circumstances under which HMFC may be replaced or removed as servicer of the receivables, you should refer to ‘‘Description of the Transfer and Servicing Agreements’’ below. If the servicing of any receivables was to be transferred from HMFC to another servicer, there may be an increase in overall delinquencies and defaults that would typically be seen during such a transition period. Although HMFC expects that any increase in any such delinquencies to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the receivables and the financed vehicles as a result of any servicing transfer. See ‘‘Risk Factors — If Hyundai Motor Finance Company is no longer the servicer, you may experience delays in payment or losses on your notes’’ and ‘‘Adverse events with respect to Hyundai Motor Finance Company or its affiliates may affect the timing of payments on your notes or have other adverse effects on your notes’’ in the accompanying prospectus.

In the normal course of its servicing business, HMFC outsources certain of its administrative functions to unaffiliated third party service providers. The third parties providing those administrative functions do not have discretion relating to activities that HMFC believes would materially affect the amounts realized or collected with respect to the receivables or the timing of receipt of such amounts. Moreover, HMFC retains ultimate responsibility for those administrative functions under the sale and servicing agreement and should any of those third parties not be able to provide those functions, HMFC believes those third parties could easily be replaced. Therefore, failure by the third party service providers to provide the administrative functions is not expected to result in any material disruption in HMFC’s ability to perform its servicing functions under the sale and servicing agreement.

Servicer Advances.    The servicer may make advances if payment on retail installment sale contracts has not been received in full by the end of the month. See ‘‘Advances’’.

Prepayments, Delinquencies, Repossessions and Net Losses.    For a discussion of HMFC’s delinquency and loss experience with respect to its portfolio of receivables, you should refer to ‘‘Delinquencies, Repossessions and Credit Loss Information’’. For a description of the roles and responsibilities of the servicer, see ‘‘Description of the Transaction Documents’’ in the accompanying prospectus.

None of the asset-backed securitization transactions involving HMFC as servicer have defaulted or experienced an early amortization or other performance triggering event. For more information regarding HMFC’s servicing obligations with respect to the receivables, you should refer to ‘‘Description of the Transaction Documents’’ in the accompanying prospectus. HMFC believes that it has materially complied with its servicing obligations with respect to each asset-backed securitization transaction involving HMFC as servicer.

Financial Condition of Hyundai Motor Company

HMFC is an indirect majority-owned subsidiary of Hyundai Motor Company (‘‘HMC’’). Although HMC is not guaranteeing the issuing entity’s obligations under the notes, HMC’s financial condition may affect HMFC’s ability to service the receivables. For the fiscal year ended December 31, 2006, HMC reported consolidated net income of 1.26 trillion Won (US $1.35 billion). Consolidated gross profit totaled 13.41 trillion Won (US $14.43 billion). Total sales were at 63.65 trillion Won (US $68.47 billion), up from the prior year total sales of 58.83 trillion Won (US $63.29 billion).

The foregoing expression of Korean Won in U.S. Dollars has been converted, for the convenience of the reader only, at the foreign exchange rate of 929.60 Won/Dollar, the rate at December 31, 2006 announced by Seoul Money Brokerage Service, Ltd.

See ‘‘Risk Factors — Adverse events with respect to Hyundai Motor Finance Company or its affiliates may affect the timing of payments on your notes or have other adverse effects on your notes’’ in the accompanying prospectus.

THE ISSUING ENTITY PROPERTY

The Notes will be collateralized by the assets of the issuing entity (the ‘‘issuing entity property’’). The primary assets of the issuing entity will be the Receivables, which are amounts owed by individuals under motor vehicle retail installment sale contracts, that are secured by a combination of new or used automobiles and light-duty trucks that are financed by those contracts. The seller will represent and warrant, among other things, that no adverse selection procedures were employed in selecting the Receivables for inclusion in the pool; however, it is possible that delinquencies or losses on the Receivables could exceed those on other retail installment sale contracts included in the seller’s portfolio of retail installment sale contracts for new and used automobiles and light-duty trucks.

After giving effect to the transactions described in this prospectus supplement, the property of the issuing entity will include:

1.    the Receivables;

2.    security interests in the Financed Vehicles and any related property;

3.	amounts received on the Receivables after the close of business on the Cut-off Date;

4.	the Collection Account, Note Distribution Account, Reserve Account [,and pre-funding account] and any amounts deposited therein and all securities or other assets credited thereto and all investments therein (including investment earnings on amounts on deposit therein);

5.	all proceeds from liquidation of Receivables (net of certain liquidation expenses) and any other proceeds, the rights to proceeds from claims on physical damage, credit, life and disability insurance policies covering the Financed Vehicles or the Obligors, including any vendor’s single interest or other collateral protection insurance policy;

6.	HMFC’s right to receive payment from dealers pursuant to repurchase obligations under a dealer agreement;

7.	[rights under the interest rate swap agreement and payments made by the swap counterparty under the interest rate swap agreement;]

8.	the rights of the depositor under the receivables purchase agreement;

9.	any right of the depositor to realize upon any property that secures a Receivable;

10.	all of the depositor’s rights in certain documents relating to the Receivables; and

11.	all proceeds of the foregoing.

HMFC purchased the Receivables from dealers in the ordinary course of business in accordance with HMFC’s underwriting standards. On or before the Closing Date, HMFC will sell the Receivables to the depositor. The depositor will, in turn, sell the Receivables to the issuing entity on the Closing Date pursuant to a sale and servicing agreement. HMFC will continue to service the Receivables. The Receivables to be held by the issuing entity will be selected from those motor vehicle retail installment sale contracts in HMFC’s portfolio that meet several criteria. These criteria provide that each Receivable:

•	had a remaining term of not more than [ ] months;

•	had a remaining principal balance of at least $[ ] and an original balance of not more than $[ ];

•	had an APR of [ ]% to [ ]%;

•	had an original term to maturity of [ ] months to [ ] months;

•	was not more than 30 days past due; and

•	satisfied the other criteria set forth under ‘‘Description of the Receivables’’ in the accompanying prospectus.

All of the Receivables are Simple Interest Receivables. See ‘‘Description of the Receivables — Calculation Methods’’ in the accompanying prospectus. HMFC attempts to select a pool of receivables that is a representative sample of its overall portfolio of retail installment sale contracts, maturing over the life of the transaction, and that meet the above criteria.

The composition, distribution by annual percentage rate (‘‘APR’’), geographic distribution by state, distribution by remaining term to scheduled maturity, distribution by credit score and distribution by remaining Principal Balance in each case of the Receivables as of the Cut-off Date are set forth in the tables below. The percentages in some of the tables may not total 100% due to rounding.

Representations, Warranties and Covenants

In the receivables purchase agreement and sale and servicing agreement, HMFC as seller will make representations and warranties with respect to each Receivable as described under ‘‘The Issuing Entity Property’’ hereunder and under ‘‘Description of the Receivables — The Receivables Pools’’ in the accompanying prospectus. The servicer will also make representations and warranties as described under ‘‘Description of the Transaction Documents — Sale of the Receivables; Pledge of the Receivables’’ and ‘‘Receivables Underwriting and Servicing Procedures — Servicing Procedures and Requirements’’ in the accompanying prospectus, each of which may require repurchase of the related receivables if breached, as described below. There will be no independent verification of the servicer’s, seller’s or depositor’s determination that such Receivables must be repurchased.

The sale and servicing agreement will also provide that if the servicer, the issuing entity or the depositor discovers a breach of any representation, warranty or covenant referred to in the preceding paragraph, that materially and adversely affects the Noteholders or the issuing entity’s interests, which breach is not cured prior to the end of the Collection Period which includes the 60th day following such discovery (or, if the servicer elects, an earlier date), the seller will repurchase such Receivable.

In addition, in the sale and servicing agreement, the depositor will make certain representations and warranties, including, among other things that:

1.	Each Receivable constitutes ‘‘chattel paper’’ within the meaning of the UCC.

2.	Immediately upon the transfer thereof from the depositor to the issuing entity pursuant to the sale and servicing agreement, the issuing entity will have good and marketable title to each Receivable, free and clear of any lien of any person.

3.	The sale and servicing agreement creates a valid and continuing security interest in the Receivables in favor of the issuing entity, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the depositor.

4.	The depositor has caused, or will have caused within 10 days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdiction under the applicable Uniform Commercial Code in order to perfect its security interest in the Receivables granted to the issuing entity under the sale and servicing agreement.

THE RECEIVABLES POOL

Composition of the Receivables Pool

Aggregate Principal Balance	$[ ]
Number of Receivables	[ ]
Average Remaining Principal Balance	$[ ]
Average Original Amount Financed	$[ ]
Original Amount Financed (range)	$[ ] to $[ ]
Remaining Principal Balances (range)	$[ ] to $[ ]
Weighted Average APR	[ ]%
APR (range)	[ ]% to [ ]%
Weighted Average Original Term	[ ] months
Original Term (range)	[ ] months to [ ] months
Weighted Average Remaining Term	[ ] months
Remaining Term (range)	[ ] months to [ ] months
Percentage of New Motor Vehicle Receivables (by Principal Balance of Receivables)	[ ]%
Percentage of Used Motor Vehicle Receivables (by Principal Balance of Receivables)	[ ]%
Percentage of Receivables Financed through Hyundai Dealers (by Principal Balance of Receivables)	[ ]%
Percentage of Receivables Financed through Kia Dealers(1)(by Principal Balance of Receivables)	[ ]%
Weighted Average FICO®(2)(3)	[ ]
FICO® scores representing 90% of the pool balance (range)(3)[(4)]	[ ] to [ ]

(1)	HMFC started purchasing receivables from Kia dealers in October 2003.
(2)	FICO® is a federally registered servicemark of Fair, Isaac & Company.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available.
(4)	[Less than [5%] of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables) exceed [ ] and less than [5%] of obligor FICO® scores (based on the aggregate outstanding principal balance of the applicable receivables) fall below [ ].]

The ‘‘Weighted Average APR’’, ‘‘Weighted Average Original Term’’ and ‘‘Weighted Average Remaining Term’’ in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Distribution of the Receivables by ‘‘APR’’

Contract Rate Range	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%		$	%
0.01% to 0.99%		$	%
1.00% to 1.99%		$	%
2.00% to 2.99%		$	%
3.00% to 3.99%		$	%
4.00% to 4.99%		$	%
5.00% to 5.99%		$	%
6.00% to 6.99%		$	%
7.00% to 7.99%		$	%
8.00% to 8.99%		$	%
9.00% to 9.99%		$	%
10.00% to 10.99%		$	%
11.00% to 11.99%		$	%
12.00% to 12.99%		$	%
13.00% to 13.99%		$	%
14.00% to 14.99%		$	%
15.00% to 15.99%		$	%
16.00% to 16.99%		$	%
17.00% to 17.99%		$	%
18.00% to 18.99%		$	%
19.00% to 19.99%		$	%
20.00% to 20.99%		$	%
21.00% to 21.99%		$	%
22.00% and over		$	%
Total		$	%

Geographic Distribution of the Receivables by State

State(1)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
New York		$	%
Florida		$	%
California		$	%
Texas		$	%
Illinois		$	%
Pennsylvania		$	%
New Jersey		$	%
Maryland		$	%
Massachusetts		$	%
Louisiana		$	%
Mississippi		$	%
Ohio		$	%
Nevada		$	%
Arizona		$	%
Virginia		$	%
Georgia		$	%
Washington		$	%
Arkansas		$	%
Michigan		$	%
Missouri		$	%
Minnesota		$	%
North Carolina		$	%
Wisconsin		$	%
Kentucky		$	%
Tennessee		$	%
Connecticut		$	%
Alabama		$	%
Indiana		$	%
West Virginia		$	%
Colorado		$	%
Iowa		$	%
New Hampshire		$	%
South Carolina		$	%
Oklahoma		$	%
Kansas		$	%
Maine		$	%
Oregon		$	%
New Mexico		$	%
Nebraska		$	%
Idaho		$	%
Utah		$	%
Hawaii		$	%
Delaware		$	%
North Dakota		$	%
Vermont		$	%
Montana		$	%
Rhode Island		$	%

State(1)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
South Dakota		$	%
Wyoming		$	%
Alaska		$	%
District of Columbia		$	%
Total		$	%

(1)	Based solely on the addresses of the originating dealers.

Distribution of the Receivables by Remaining Term to Scheduled Maturity

Remaining Term to Scheduled Maturity	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
6 months or less		$	%
7 months to 12 months		$	%
13 months to 18 months		$	%
19 months to 24 months		$	%
25 months to 30 months		$	%
31 months to 36 months		$	%
37 months to 42 months		$	%
43 months to 48 months		$	%
49 months to 54 months		$	%
55 months to 60 months		$	%
61 months to 66 months		$	%
67 months to 72 months		$	%
Total		$	%

Distribution of the Receivables by Remaining Principal Balance

Remaining Principal Balance	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
$2,000.00 to $2,500.00		$	%
$2,500.01 to $5,000.00		$	%
$5,000.01 to $7,500.00		$	%
$7,500.01 to $10,000.00		$	%
$10,000.01 to $15,000.00		$	%
$15,000.01 to $20,000.00		$	%
$20,000.01 to $25,000.00		$	%
$25,000.01 to $30,000.00		$	%
$30,000.01 to $35,000.00		$	%
$35,000.01 and over		$	%
Total		$	%

DELINQUENCIES, REPOSSESSIONS AND CREDIT LOSS INFORMATION

Set forth below is information concerning HMFC’s experience with respect to its entire portfolio of new and used motor vehicle retail installment sale contracts, which includes contracts sold by but still being serviced by HMFC. Credit losses are an expected cost in the business of extending credit and are considered in HMFC’s rate-setting process.

Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of HMFC. There is no assurance that HMFC’s delinquency, repossession and loss experience with respect to its retail installment sale contracts, or the experience of the issuing entity with respect to the Receivables, will be similar to that set forth below. If economic conditions in the future differ from those during the periods referenced in the tables below, HMFC’s delinquency, repossession and loss experience may be adversely affected.

The percentages in the tables below have not been adjusted to eliminate the effect of the growth of HMFC’s portfolio. Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown if a group of Receivables were isolated at a period in time and the delinquency, repossession and net loss data showed the activity only for that isolated group over the periods indicated.

The following tables set forth the historical delinquency experience and net credit loss and repossession experience of HMFC’s portfolio of contracts for new and used automobiles and light-duty trucks.

In the table below, the delinquency for the years ended December 31, 2004, 2005 and 2006 is based on the number of days more than [16]% of a scheduled payment or payments (on a cumulative basis) is contractually past due. Delinquency is calculated on the principal amount of a receivable for which a monthly payment is over 29 days contractually past due. The information included below under the headings ‘‘60+ Days Delinquent’’ and ‘‘Total Delinquencies’’ excludes vehicles that have been repossessed. There is no assurance that the behavior of the Receivables will be comparable to HMFC’s experience shown in the following tables.

Serviced Portfolio Delinquency Experience

	Serviced At December 31,
	2006		2005		2004
	Dollars	Number of Receivables	Dollars	Number of Receivables	Dollars	Number of Receivables
Outstandings	$3,048,860,406	237,496	$2,790,633,764	216,856	$2,070,112,728	166,358
30-59 Days Delinquent	$77,872,611	6,243	$61,311,719	5,207	$47,915,955	4,157
60+ Days Delinquent	$22,438,214	1,848	$18,179,538	1,599	$13,112,440	1,240
Total Delinquencies	$100,310,825	8,091	$79,491,257	6,806	$61,028,395	5,397
Total Delinquencies (%)	3.29%	3.41%	2.85%	3.14%	2.95%	3.24%

The information in the table below includes contracts for new and used automobiles and light-duty trucks. All amounts and percentages, except as indicated, are based on the Principal Balances of the contracts net of unearned finance and other charges. Averages are computed by taking an average of month-end outstanding amounts for each month in the periods presented in the table. The information set forth under the heading ‘‘Gross Charge-offs’’ represents the aggregate Principal Balance of contracts, net of unearned and other finance charges, determined to be uncollectible in the period less proceeds from disposition of related vehicles, other than recoveries described in the next sentence.

The information set forth under the heading ‘‘Recoveries’’ generally includes amounts received from customers with respect to contracts previously charged-off. The information set forth under the heading ‘‘Number of Repossessions sold’’ means the number of repossessed financed vehicles that have been sold by HMFC in a given period.

Serviced Portfolio Loss Experience

	For the year ended December 31,
	2006	2005	2004
Number of Receivables	237,496	216,856	166,358
Average Number of Receivables	236,319	188,566	155,048
Period End Outstandings ($)	$3,048,860,406	$2,790,633,764	$2,070,112,728
Average Outstandings ($)	$3,021,796,512	$2,354,865,718	$1,899,405,634
Gross Charge-offs ($)(1)	$59,385,412	$53,498,118	$51,011,756
Gross Charge-Offs as a % of Period End Outstandings	1.95%	1.92%	2.46%
Gross Charge-Offs as a % of Average Outstandings	1.97%	2.27%	2.69%
Recoveries ($)(2)	$18,432,895	$13,202,186	$11,586,523
Net Charge-offs ($)	$40,952,517	$40,295,933	$39,425,233
Net Charge-offs as a % of Period End Outstandings	1.34%	1.44%	1.90%
Net Charge-offs as a % of Average Outstandings	1.36%	1.71%	2.08%
Number of Repossessions sold	5,998	4,874	4,625
Number of Repossessions sold as a % of Average Outstandings	2.54%	2.58%	2.98%

(1)	Gross charge-offs are after the sale of the vehicle less any money collected for the sale, and include full balance charge-offs which occur at 120 days plus delinquent. Contracts are generally charged off at the earlier of 120 days past due and sale of the repossessed vehicle. See ‘‘Receivables Underwriting and Servicing Procedures — Collection and Repossession Procedures’’ in the accompanying prospectus for additional information regarding HMFC’s charge-off policy.
(2)	Recoveries include any money collected after the charge-off has occurred. Recoveries also include money collected on bankruptcies and insurance claims after charge-off.

See ‘‘Description of the Transaction Documents’’ in the accompanying prospectus for additional information regarding the servicer.

STATIC POOL DATA

Appendix A to this prospectus supplement (‘‘Appendix A’’) sets forth in tabular format static pool information about prior pools of retail installment sale contracts that were securitized by HMFC, including those receivables acquired by HMFC that were included in the [Hyundai Auto Receivables Trust 2002-A, 2003-A, 2004-A, 2005-A, 2006-A and 2006-B transactions]. Static pool information consists of cumulative credit losses, delinquency and prepayment data for prior securitized pools and summary information for the original characteristics of the prior pools. The term ‘‘securitized pool’’ refers to the securitized pool of receivables as of the related cut-off date. The characteristics of the securitized pools included in Appendix A may vary somewhat from the characteristics of the Receivables in this transaction.

The characteristics of receivables included in the static pool data discussed above, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the Receivables in this transaction and the social, economic and other conditions existing at the time when the Receivables in this transaction were originated and those that will exist in the future when the Receivables in the current transaction are required to be repaid. As a result, there can be no assurance that the static pool data referred to above will correspond to or be an accurate predictor of the performance of this receivables securitization transaction.

Information in Appendix A and in this section ‘‘Static Pool Data’’ relating to securitized pools that were established before January 1, 2006 is not deemed to be part of this prospectus supplement, the prospectus or the registration statement to which this prospectus supplement relates.

WEIGHTED AVERAGE LIFE OF THE NOTES

Prepayments on motor vehicle contracts can be measured against prepayment standards or models. The model used in this prospectus supplement, the absolute prepayment model, or ‘‘ABS’’, assumes a rate of prepayment each month which is related to the original number of motor vehicle receivables in a pool of receivables. ABS also assumes that all of the motor vehicle receivables in a pool are the same size, that all of those motor vehicle receivables amortize at the same rate, and that for every month that any individual motor vehicle receivable is outstanding, payments on that particular motor vehicle receivable will either be made as scheduled or the motor vehicle receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 motor vehicle contracts, if a 1% ABS were used, that would mean that 100 motor vehicle receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of motor vehicle receivables or a prediction of the anticipated rate of prepayment on either the pool of Receivables involved in this transaction or on any pool of motor vehicle receivables. You should not assume that the actual rate of prepayments on the Receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The tables below (the ‘‘ABS Tables’’) are based on ABS and were prepared using the following assumptions:

•	the issuing entity holds [twelve] pools of Receivables with the following characteristics:

ABS Tables

Pool	Aggregate Principal Balance	APR	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1	$	%
2		%
3		%
4		%
5		%
6		%
7		%
8		%
9		%
10		%
11		%
12		%
Total	$

•	all prepayments on the Receivables each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases (except as set forth below);

•	each scheduled payment on the receivables is made on the last day of each month beginning in [ ] and each month has [30] days;

•	the original principal amounts of each class of Notes are equal to the original principal amounts set forth on the front cover of this prospectus supplement;

•	payments on the Notes are paid in cash on each Payment Date commencing [ , ], and on the [ ] calendar day of each subsequent month;

•	the Closing Date is [ , ];

•	[$ will be deposited in the pre-funding account on the closing date; ]

•	[all of the funds in the pre-funding account are used to purchase additional receivables;] and

•	the servicer exercises its opportunity to purchase the Receivables at the earliest Payment Date it is permitted to do so, except as specifically provided.

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the original principal amounts of each class of Notes that would be outstanding after each of the listed Payment Dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of Notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the Receivables may differ materially from the assumptions used to construct the ABS Tables.

As used in the ABS Tables, the ‘‘Weighted Average Life’’ of a class of Notes is determined by:

•	multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Payment Date;

•	adding the results; and

•	dividing the sum by the related original principal amount of the Note.

Percentage of Class A-1 and A-2 Notes Principal at Various ABS Percentages

	Class A-1 Note					Class A-2 Note
Payment Date	0.00%	1.00%	1.50%	1.75%	2.00%	0.00%	1.00%	1.50%	1.75%	2.00%
Closing Date	%	%	%	%	%	%	%	%	%	%
Weighted Average Life to Maturity (years)(1)
Weighted Average Life to Call (years)(2)

(1)	This calculation assumes that the servicer does not exercise its option to purchase the Receivables.
(2)	This calculation assumes that the servicer does exercise its option to purchase the Receivables.

This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

Percentage of Class A-3 and A-4 Notes Principal at Various ABS Percentages

	Class A-3 Notes					Class A-4 Notes
Payment Date	0.00%	1.00%	1.50%	1.75%	2.00%	0.00%	1.00%	1.50%	1.75%	2.00%
Closing Date	%	%	%	%	%	%	%	%	%	%
Weighted Average Life to Maturity (years)(1)
Weighted Average Life to Call (years)(2)

(1)	This calculation assumes that the servicer does not exercise its option to purchase the Receivables.
(2)	This calculation assumes that the servicer does exercise its option to purchase the Receivables.

This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

Percentage of Class B and Class C Notes Principal at Various ABS Percentages

	Class B Notes					Class C Notes
Payment Date	0.00%	1.00%	1.50%	1.75%	2.00%	0.00%	1.00%	1.50%	1.75%	2.00%
Closing Date	%	%	%	%	%	%	%	%	%	%
Weighted Average Life to Maturity (years)(1)
Weighted Average Life to Call (years)(2)

(1)	This calculation assumes that the servicer does not exercise its option to purchase the Receivables.
(2)	This calculation assumes that the servicer does exercise its option to purchase the Receivables.

This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

Percentage of Class D Notes Principal at Various ABS Percentages

	Class D Notes
Payment Date	0.00%	1.00%	1.50%	1.75%	2.00%
Closing Date	%	%	%	%	%
Weighted Average Life to Maturity (years)(1)
Weighted Average Life to Call (years)(2)

(1)	This calculation assumes that the servicer does not exercise its option to purchase the Receivables.
(2)	This calculation assumes that the servicer does exercise its option to purchase the Receivables.

This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

THE DEPOSITOR, THE SPONSOR, THE SELLER AND THE SERVICER

Information regarding the depositor, the sponsor, the seller and the servicer is set forth under the captions ‘‘The Depositor’’ and ‘‘The Sponsor, the Seller and the Servicer,’’ respectively, in the accompanying prospectus.

THE NOTES

The following information summarizes material provisions of the Notes and the indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related indenture set forth in the accompanying prospectus, to which you should refer. See ‘‘Description of the Notes’’ and ‘‘Description of the Indenture’’ in the prospectus.

General

The Notes will be issued pursuant to the terms of the indenture to be dated as of the Closing Date between the issuing entity and the indenture trustee for the benefit of the Noteholders. We will file a copy of the indenture with the Securities and Exchange Commission after we issue the Notes. Holders of the Notes will have the right to receive payments made with respect to the Receivables and other assets in the issuing entity property and certain rights and benefits available to the indenture trustee under the indenture. [    ] will be the indenture trustee. You may contact the indenture trustee at [                ], or by calling [        ].

All payments required to be made on the Notes will be made monthly on the [    ] day of each month or, if that day is not a Business Day, then the next Business Day (a ‘‘Payment Date’’), beginning [                ,        ].

The indenture trustee will distribute principal and interest on each Payment Date to holders in whose names the Notes were registered at the latest record date.

The original principal amount, interest rate and Final Scheduled Maturity Date for each class of the Notes is set forth on the cover page to this prospectus supplement. The permissible denominations of the Notes are set forth above in ‘‘Summary of Terms — The Offered Notes.’’

Payments of Interest

Interest on the outstanding principal amount of the classes of the Notes will accrue at the respective per annum interest rates set forth on the cover of this prospectus supplement (each, an ‘‘Interest Rate’’) and will be payable to the Noteholders on each Payment Date, commencing [            ].

Interest on the outstanding principal amount of Class A-1 Notes will accrue at the related Interest Rate from and including the most recent Payment Date on which interest has been paid (or from and including the Closing Date with respect to the first Payment Date) to but excluding the current Payment Date. Interest on the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes will accrue at the related Interest Rate from and including the [    ] day of the month (or from and including the Closing Date with respect to the first Payment Date) to but excluding the [    ] day of the following calendar month.

Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related Interest Period divided by [360], and interest on the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes will be calculated on the basis of a [360]-day year consisting of twelve [30]-day months. Interest accrued but not paid on any Payment Date will be due on the next Payment Date, together with interest on that amount at the applicable Interest Rate, to the extent lawful. Interest payments on the Notes will generally be made from Available Amounts and from amounts on deposit in the Reserve Account, after the Servicing Fee and unreimbursed Advances have been paid.

Under specified circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Payment Date, in which case the holders of the Notes will receive the aggregate amount available to be distributed in respect of interest on the Notes in the order of priority set forth below under ‘‘The Notes — Payment of Distributable Amounts’’. Interest payments to holders of the Class B Notes will be subordinated to interest payments and, in limited circumstances, principal payments to holders of the Class A Notes. Interest payments to holders of the Class C Notes will be subordinated to interest payments and, in limited circumstances, principal payments to holders of the Class A Notes and the Class B Notes. Interest payments to holders of the Class D Notes will be subordinated to interest payments and, in limited circumstances, principal payments to holders of the Class A Notes, the Class B Notes and the Class C Notes. To the extent a holder of Notes does not receive the entire amount of interest payable to such holder on any Payment Date, the amount of interest not paid to such holder, together with interest on such amount at the applicable Interest Rate, to the extent lawful, will be payable on the next Payment Date.

Payments of Principal

The issuing entity will generally make principal payments to the Noteholders on each Payment Date in an amount equal to the Principal Distribution Amount. The Principal Distribution Amount with respect to any Payment Date equals the sum of:

•    the First Priority Principal Distribution Amount;

•    the Second Priority Principal Distribution Amount;

•    the Third Priority Principal Distribution Amount; and

•    the Regular Principal Distribution Amount.

The issuing entity will pay principal of the Notes from funds on deposit in the Collection Account including amounts, if any, from the Reserve Account, in accordance with the priorities described under ‘‘The Notes — Payment of Distributable Amounts.’’

Payments of the Principal Distribution Amount will generally be made on each Payment Date in the following order of priority:

1.	to the Class A Notes, the Class A Principal Distributable Amount in the following order of priority:

•	to the Class A-1 Notes until paid in full;

•	to the Class A-2 Notes until paid in full;

•	to the Class A-3 Notes until paid in full; and

•	to the Class A-4 Notes until paid in full;

2.    to the Class B Notes, the Class B Principal Distributable Amount until paid in full;

3.    to the Class C Notes, the Class C Principal Distributable Amount until paid in full;

4.    to the Class D Notes, the Class D Principal Distributable Amount until paid in full; and

5.    to the Certificateholder, any remaining amounts.

The actual Payment Date on which the outstanding principal amount of any class of Notes is paid in full may be significantly earlier than its Final Scheduled Maturity Date based on a variety of factors.

If the principal amount of a class of Notes has not been paid in full on or prior to its Final Scheduled Maturity Date, the Principal Distribution Amount for that Payment Date will, to the extent the remaining Available Amounts are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of Notes to zero on that Payment Date. We refer you to ‘‘The Notes — Payment of Distributable Amounts’’ in this prospectus supplement.

Event of Default Payment Priority

Following the occurrence and during the continuation of an event of default described in the first, second and fifth bullets under ‘‘Description of the Indenture — Events of Default Under the Indenture; Rights Upon Event of Default’’ in the attached prospectus that has resulted in an acceleration of the Notes, and upon the liquidation of the Receivables after any event of default, the priority of payments changes. In particular, after required payments to the trustees and the servicer, payments will generally be made on the Notes on each Payment Date in the following order of priority:

•	to interest on the Class A Notes ratably;

•	to the principal amount of the Class A-1 Notes until such principal amount is paid in full;

•	to the principal amount of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, ratably, until such principal amount is paid in full;

•	to interest on the Class B Notes;

•	to the principal amount of the Class B Notes until such principal amount is paid in full;

•	to interest on the Class C Notes;

•	to the principal amount of the Class C Notes until such principal amount is paid in full;

•	to interest on the Class D Notes; and

•	to the principal amount of the Class D Notes until such principal amount is paid in full.

Optional Prepayment

If the servicer exercises its option to purchase on any Payment Date the Receivables when the Pool Balance declines to [10]% or less of the Pool Balance as of the Cut-off Date, the holders of the outstanding Notes will receive an amount in respect of the Notes equal to the outstanding principal amount of the Notes, together with accrued but unpaid interest at the related Interest Rate (each such payment, a ‘‘Redemption Payment’’). The Pool Balance on any Payment Date will equal the aggregate Principal Balance of the Receivables at the end of the related Collection Period, after giving effect to all payments of principal received from Obligors and Purchased Amounts (for this purpose, Liquidated Receivables will have a Principal Balance of zero). To exercise the option, the servicer must deposit the Redemption Payment into the Collection Account. The issuing entity is not obligated to pay any redemption premium or make-whole amount.

Payments on the Notes

On or before the [10th] calendar day of each month (or, if the [10]th day is not a Business Day, the next succeeding Business Day (each a ‘‘Determination Date’’), the servicer will inform the owner trustee, the indenture trustee and the depositor in writing of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by and reimbursed to the servicer and the Servicing Fee and other servicing compensation payable to the servicer, in each case with respect to the immediately preceding Collection Period. The servicer will prepare and provide to the indenture trustee, the owner trustee and the depositor, with a copy to each Rating Agency, two Business Days prior to each Payment Date, a statement (the ‘‘Servicer’s Certificate’’) setting forth the information discussed above as well as the following:

1.	Available Amounts;

2.	Class A Noteholders’ interest distribution;

3.	Class B Noteholders’ interest distribution;

4.	Class C Noteholders’ interest distribution;

5.	Class D Noteholders’ interest distribution;

6.	Principal Distribution Amount;

7.	the amount to be distributed to the Class A Noteholders, Class B Noteholders, Class C Noteholders and Class D Noteholders; and

8.	any other information that the indenture trustee is required to deliver to Noteholders in the statement described below under ‘‘— Reports by the Indenture Trustee to the Noteholders.’’

The indenture trustee will make payments to the Noteholders, from the Note Distribution Account, of the amounts deposited to the Note Distribution Account from the Collection Account based solely on the Servicer’s Certificate. The amounts to be distributed to the Noteholders will be determined in the manner described below under the heading ‘‘— Payment of Distributable Amounts’’.

Reports by the Indenture Trustee to the Noteholders

On each Payment Date, the servicer shall provide to the indenture trustee (with a copy to each Rating Agency) for the indenture trustee to make available to each Noteholder of record as of the most recent record date a statement setting forth at least the following information as to the securities to the extent applicable:

•	the amount of collections received with respect to the Receivables during the related Collection Period and allocable to principal allocable to each class of Notes on such Payment Date;

•	the amount of collections received with respect to the Receivables during the related Collection Period and allocable to interest allocable to each class of Notes on such Payment Date;

•	the outstanding amount of each class of Notes and the note factor for each such class as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

•	the amount of the Servicing Fee paid to the servicer and the amount of any fees payable to the owner trustee, or the indenture trustee with respect to the related Collection Period;

•	the aggregate amounts of realized losses, if any, with respect to the related Collection Period;

•	the balance of the Reserve Account on the related Determination Date after giving effect to deposits and withdrawals to be made on the relevant Payment Date, if any;

•	the Pool Balance as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under the first bullet above;

•	the amount of any deposit to the Reserve Account and the amount and application of any funds withdrawn from the Reserve Account, in each case with respect to such Payment Date;

•	[the amount and application of any funds withdrawn from the pre-funding account and the addition or removal of receivables as a result of a pre-funding arrangement or revolving period, in each case with respect to such Payment Date;]

•	the aggregate principal balance of all Receivables that became Liquidated Receivables or Purchased Receivables during the related Collection Period;

•	delinquency information as to the Receivables as of the last day of the related Collection Period;

•	any Available Amounts Shortfall after giving effect to payments on such Payment Date, and any change in such amounts from the preceding statement;

•	the aggregate Purchased Amounts for Receivables, if any, that were purchased during or with respect to such Collection Period;

•	the aggregate Principal Balance and number of all Receivables with respect to which the related Financed Vehicle was repossessed;

•	the aggregate Principal Balance and number of Receivables with respect to which the Servicer granted an extension;

•	the Yield Supplement Overcollateralization Amount for the next Collection Period;

•	any material change in practices with respect to charge-offs, collection and management of delinquent Receivables, and the effect of any grace period, re-aging, re-structuring, partial payments or other practices on delinquency and loss experience;

•	any material modifications, extensions or waivers to Receivables, terms, fees, penalties or payments during such Collection Period;

•	any material breaches of representations, warranties or covenants contained in the Receivables;

•	any new issuance of notes or other securities backed by the Receivables;

•	any material change in the underwriting, origination or acquisition of Receivables; and

•	any amounts distributed to the Certificateholders.

The indenture trustee may make any statements that it is required to provide to the Noteholders, including, without limitation, all information as may be required to enable each Noteholder to prepare its respective federal and state income tax returns (additional files containing the same information in an alternative format), via its internet web site (initially located at [ ]). The indenture trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the Noteholders and the indenture trustee shall provide timely and adequate notification to the Noteholders regarding any such changes; provided, however, that the indenture trustee will also mail copies of any such statements to any Noteholder who provides a written request therefor. If required by TIA Section 313(a), within 60 days after each March 31, beginning in [    ], the indenture trustee for each series of Notes will be required to mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a).

The depositor and the issuing entity will file with the SEC all required annual reports on Form 10-K, periodic reports on Form 10-D and reports on Form 8-K. [For so long as such filings and amendments to those filings will be publicly available at the SEC’s website at http://www.sec.gov, the indenture trustee will not make available at its website address set forth in the preceding paragraph any of such issuing entity’s filings.] The servicer will provide electronic or paper copies of such filings and other reports free of charge upon request.

Payment of Distributable Amounts

Prior to each Payment Date, except as set forth above under ‘‘The Notes — Event of Default Payment Priority’’, the servicer will calculate the amount to be distributed to the Class A Noteholders, Class B Noteholders, Class C Noteholders and Class D Noteholders. On each Payment Date, the servicer will allocate amounts on deposit in the Collection Account with respect to the related Collection Period as described below and will instruct the indenture trustee in its Servicer’s Certificate to make the following payments and distributions from Available Amounts on deposit in the Collection Account and amounts withdrawn from the Reserve Account, in the following amounts and order of priority:

1.	to the servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods, and unreimbursed Advances;

2.	[to the swap counterparty, the Net Swap Payments (other than Swap Termination Payments);]

3.	to the Class A Noteholders:

•	the aggregate amount of interest accrued for the related Interest Period on each of the Class A Notes at their respective Interest Rates on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class A Noteholders on the preceding Payment Date; and

•	the excess, if any, of the amount of interest payable to the Class A Noteholders on prior Payment Dates over the amounts actually paid to the Class A Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;

4.	to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;

5.	to the Class B Noteholders:

•	the aggregate amount of interest accrued for the related Interest Period on each of the Class B Notes at the Interest Rate on the Class B Notes on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class B Noteholders on the preceding Payment Date; and

•	the excess, if any, of the amount of interest payable to the Class B Noteholders on prior Payment Dates over the amounts actually paid to the Class B Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;

6.	to the Principal Distribution Account, the Second Priority Principal Distribution Amount, if any;

7.	to the Class C Noteholders:

•	the aggregate amount of interest accrued for the related Interest Period on each of the Class C Notes at the Interest Rate on the Class C Notes on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class C Noteholders on the preceding Payment Date; and

•	the excess, if any, of the amount of interest payable to the Class C Noteholders on prior Payment Dates over the amounts actually paid to the Class C Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;

8.	to the Principal Distribution Account, the Third Priority Principal Distribution Amount;

9.	to the Class D Noteholders:

•	the aggregate amount of interest accrued for the related Interest Period on each of the Class D Notes at the Interest Rate on the Class D Notes on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class D Noteholders on the preceding Payment Date; and

•	the excess, if any, of the amount of interest payable to the Class D Noteholders on prior Payment Dates over the amounts actually paid to the Class D Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;

10.	to the Principal Distribution Account, the Regular Principal Distribution Amount;

11.	[to the swap counterparty, any Swap Termination Payments;]

12.	to the Reserve Account, from Available Amounts remaining, the amount necessary to cause the amount on deposit in that account to equal the Reserve Account Required Amount;

13.	to the indenture trustee and owner trustee, any accrued and unpaid Trust Expenses, in each case to the extent such expenses have not been previously paid by the servicer and to the securities intermediary, any accrued and unpaid indemnification expenses owed to it; and

14.    to the Certificateholder, all remaining funds.

The Principal Distribution Amount will be allocated among the Notes as described above under ‘‘— Payments of Principal.’’ Amounts deposited into the Reserve Account will be available to make payments on the subsequent Payment Dates to the extent of amounts on deposit therein and as provided under ‘‘Credit Enhancement — Reserve Account’’ below. Amounts distributed to the Certificateholder will not be available in later periods to make payments on Notes or to fund chargeoffs or the Reserve Account.

For the purposes of this prospectus supplement, the following terms will have the following respective meanings:

‘‘Adjusted Pool Balance’’ means, with respect to any Payment Date, the Pool Balance as of the end of the previous Collection Period less the Yield Supplement Overcollateralization Amount with respect to such Payment Date.

‘‘Class A Principal Distributable Amount’’ means, with respect to any Payment Date, an amount equal to the greater of the outstanding principal amount of the Class A-1 Notes and the following:

(a)    the aggregate outstanding principal amount of the Class A Notes immediately prior to such Payment Date; minus

(b)    the lesser of:

(i)    an amount equal to the product of:

(A)    the Adjusted Pool Balance as of the last day of the related Collection Period; and

(B) the sum of [        ]% and the percentage equivalent of a fraction equal to:

(x)    the amount on deposit in the Reserve Account after giving effect to any withdrawals but prior to giving effect to any deposits on that Payment Date; divided by

(y)    the Adjusted Pool Balance as of the last day of the related Collection Period; and

(ii)    an amount equal to the Adjusted Pool Balance as of the last day of the related Collection Period minus the Target Overcollateralization Amount for the Payment Date;

provided, however, that on the Final Scheduled Maturity Date of any class of Class A Notes, the Class A Principal Distributable Amount will be at least an amount sufficient to pay that class in full; and provided further, that the Class A Principal Distributable Amount on any Payment Date will not exceed the outstanding principal amount of the Class A Notes on that Payment Date.

‘‘Class B Principal Distributable Amount’’ means, with respect to any Payment Date, an amount equal to:

(a)    the sum of the aggregate outstanding principal amount of the Class A Notes (after taking into account the payment of the Class A Principal Distributable Amount on such Payment Date) and the aggregate outstanding principal amount of the Class B Notes immediately prior to such Payment Date; minus

(b)    the lesser of:

(i)    an amount equal to the product of:

(A)    the Adjusted Pool Balance as of the last day of the related Collection Period; and

(B)    the sum of [            ]% and the percentage equivalent of a fraction equal to:

(x)    the amount on deposit in the Reserve Account after giving effect to any withdrawals but prior to giving effect to any deposits on that Payment Date; divided by

(y)    the Adjusted Pool Balance as of the last day of the related Collection Period; and

(ii)    an amount equal to the Adjusted Pool Balance as of the last day of the related Collection Period minus the Target Overcollateralization Amount for the Payment Date;

provided, however, that on the Final Scheduled Maturity Date of the Class B Notes, the Class B Principal Distributable Amount will be at least an amount sufficient to pay that class in full; and provided further, that the Class B Principal Distributable Amount on any Payment Date will not exceed the outstanding principal amount of the Class B Notes on that Payment Date.

‘‘Class C Principal Distributable Amount’’ means, with respect to any Payment Date, an amount equal to:

(a)    the sum of the aggregate outstanding principal amount of the Class A Notes and the Class B Notes (after taking into account the payment of the Class A Principal Distributable Amount and the Class B Principal Distributable Amount on such Payment Date) and the aggregate outstanding principal amount of the Class C Notes immediately prior to such Payment Date; minus

(b)    the lesser of:

(i)    an amount equal to the product of:

(A)    the Adjusted Pool Balance as of the last day of the related Collection Period; and

(B)    the sum of [            ]% and the percentage equivalent of a fraction equal to:

(x)    the amount on deposit in the Reserve Account after giving effect to any withdrawals but prior to giving effect to any deposits on that Payment Date; divided by

(y)    the Adjusted Pool Balance as of the last day of the related Collection Period; and

(ii)    an amount equal to the Adjusted Pool Balance as of the last day of the related Collection Period minus the Target Overcollateralization Amount for the Payment Date;

provided, however, that on the Final Scheduled Maturity Date of the Class C Notes, the Class C Principal Distributable Amount will be at least an amount sufficient to pay that class in full; and provided further, that the Class C Principal Distributable Amount on any Payment Date will not exceed the outstanding principal amount of the Class C Notes on that Payment Date.

‘‘Class D Principal Distributable Amount’’ means, with respect to any Payment Date, an amount equal to:

(a)    the sum of the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes (after taking into account the payment of the Class A Principal Distributable Amount, the Class B Principal Distributable Amount and the Class C Principal Distributable Amount on such Payment Date) and the outstanding principal amount of the Class D Notes immediately prior to such Payment Date; minus

(b)    an amount equal to the Adjusted Pool Balance as of the last day of the related Collection Period minus the Target Overcollateralization Amount for the Payment Date;

provided, however, that on the Final Scheduled Maturity Date of the Class D Notes, the Class D Principal Distributable Amount will be at least an amount sufficient to pay the Class D Notes in full; and provided further, that the Class D Principal Distributable Amount on any Payment Date will not exceed the outstanding principal amount of the Class D Notes on that Payment Date.

‘‘First Priority Principal Distribution Amount’’ means, with respect to any Payment Date, an amount not less than zero equal to (i) the aggregate outstanding principal amount of the Class A Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes on that preceding Payment Date), minus (ii) the Adjusted Pool Balance at the end of the Collection Period preceding that Payment Date; provided, however, that the First Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the Notes on that Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date); and provided further, that the First Priority Principal Distribution Amount on and after the Final Scheduled Maturity Date of the Class A Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A Notes to zero.

‘‘Interest Period’’ means:

•	with respect to the Class A-1 Notes, the period from and including the most recent Payment Date on which interest has been paid (or, in the case of the first Payment Date, the Closing Date) to but excluding the next Payment Date; and

•	with respect to the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes, the period from and including the [ ] day of the previous calendar month (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding the [ ] day of the current calendar month.

‘‘Principal Distribution Account’’ means the administrative subaccount of the Note Distribution Account established and maintained as the Principal Distribution Account pursuant to the sale and servicing agreement.

‘‘Principal Distribution Amount’’ means with respect to any Payment Date, the sum of (i) the First Priority Principal Distribution Amount, (ii) the Second Priority Principal Distribution Amount,

(iii) the Third Priority Principal Distribution Amount and (iv) the Regular Principal Distribution Amount, in each case, with respect to that Payment Date.

‘‘Regular Principal Distribution Amount’’ means, with respect to any Payment Date, an amount not less than zero equal to the excess, if any, of (i) the aggregate outstanding principal amount of the Notes immediately preceding such Payment Date over (ii)(a) the Adjusted Pool Balance as of the last day of the related Collection Period minus (b) the Target Overcollateralization Amount with respect to such Payment Date; provided, however, that the Regular Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the Notes on such Payment Date (after giving effect to any principal payments made on the Notes on such Payment Date in respect of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount, and the Third Priority Principal Distribution Amount, if any); and provided further, that the Regular Principal Distribution Amount on or after the Final Scheduled Maturity Date of the Class D Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class D Notes to zero.

‘‘Second Priority Principal Distribution Amount’’ means, with respect to any Payment Date, an amount not less than zero equal to (i) an amount equal to (A) the sum of the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes and the Class B Notes on that preceding Payment Date), minus (B) the Adjusted Pool Balance at the end of the Collection Period preceding that Payment Date, minus (ii) the First Priority Principal Distribution Amount; provided, however, that the Second Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the Notes on that Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date); and provided further, that the Second Priority Principal Distribution Amount on and after the Final Scheduled Maturity Date of the Class B Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

‘‘Target Overcollateralization Amount’’ means, with respect to any Payment Date, the greater of (a) [        ]% of the Adjusted Pool Balance, minus amounts on deposit in the Reserve Account after withdrawals from the Reserve Account but prior to deposits to the Reserve Account, in each case, on such Payment Date and (b) [        ]% of the Adjusted Pool Balance as of the Cut-off Date. Notwithstanding the foregoing, the Target Overcollateralization Amount shall not exceed the Adjusted Pool Balance on such Payment Date.

‘‘Third Priority Principal Distribution Amount’’ means, with respect to any Payment Date, an amount not less than zero equal to (i) an amount equal to (A) the sum of the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes, Class B Notes and Class C Notes on that preceding Payment Date), minus (B) the Adjusted Pool Balance at the end of the Collection Period, minus (ii) the sum of (A) the First Priority Principal Distribution Amount, plus (B) the Second Priority Principal Distribution Amount; provided, however, that the Third Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the Notes on that Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date); and provided further, that the Third Priority Principal Distribution Amount on and after the Final Scheduled Maturity Date of the Class C Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C Notes to zero.

See ‘‘Risk Factors’’ herein and in the accompanying prospectus for a discussion of certain factors that could impact timing or amount of payments on your Notes.

[DESCRIPTION OF THE INTEREST RATE SWAP AGREEMENT]

[The following summary describes certain terms of the Interest Rate Swap Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Interest Rate Swap Agreement.]

[On the closing date, the issuer will enter into an ‘‘Interest Rate Swap Agreement’’ consisting of an ISDA Master Agreement, a schedule to the ISDA Master Agreement and a confirmation with the swap counterparty to hedge the floating interest rate risk on the floating rate Class [    ] Notes. Each transaction under the Interest Rate Swap Agreement for a class of floating rate Notes will have an initial notional amount equal to the principal amount of that class of Notes on the Closing Date, and will decrease by the amount of any principal payments on that class of Notes.

In general, under the Interest Rate Swap Agreement, on each Payment Date the issuer will be obligated to pay the swap counterparty a fixed rate payment at a rate of [            ]% per annum based on the notional amount of the interest rate swap and the swap counterparty will be obligated to pay a floating rate payment based on the interest rate of the Class [    ] Notes on the same notional amount. Payments on the interest rate swap [(other than Swap Termination Payments)] may be exchanged on a net basis. The payment obligations of the issuer to the swap counterparty under the Interest Rate Swap Agreement are secured under the indenture by the same lien in favor of the Indenture Trustee that secures payments to the Noteholders. Net Swap Payments [(other than Swap Termination Payments)] made by the issuer rank higher in priority in the payment waterfall than all payments on the Notes.

Upon the occurrence of any swap event of default or swap termination event specified in the Interest Rate Swap Agreement, the non-defaulting party may elect to terminate the Interest Rate Swap Agreement. These swap events of default include, among other things:

•	failure to make payments due under that Interest Rate Swap Agreement; and

•	the occurrence of certain bankruptcy and insolvency events of the issuer or the swap counterparty.

[Based on a reasonable good faith estimate of maximum probable exposure, the significance percentage of the interest rate swap agreement is less than 10%.]

The Interest Rate Swap Agreement may also be terminated upon the occurrence of a swap termination event other than a swap event of default. These termination events include, among other things:

•	illegality of the transactions contemplated by that Interest Rate Swap Agreement;

•	the issuing entity amends any transaction document without the prior consent of the swap counterparty if such consent is required under the transaction documents; and

•	failure of the swap counterparty to maintain its credit rating at certain levels required by the Interest Rate Swap Agreement, which failure may not constitute a termination event if the swap counterparty, among other things, either (a) posts collateral or (b) assigns its rights and obligations under the Interest Rate Swap Agreement to a substitute swap counterparty with an acceptable rating.

If the Interest Rate Swap Agreement is terminated due to a swap event of default or a swap termination event, a Swap Termination Payment under the Interest Rate Swap Agreement may be due to the swap counterparty by the issuing entity out of Collections on the Receivables or other assets of the issuer, including funds on deposit in the Reserve Account. Net Swap Payments are senior to all payments of principal and interest on the Notes. Swap Termination Payments are subordinate to all payments of principal and interest on the Notes. The amount of any such Swap Termination Payment may be based on the actual cost or market quotations of the cost of entering into a similar swap transaction or such other methods as may be required under the Interest Rate Swap Agreement, in each case in accordance with the procedures set forth in the Interest Rate Swap Agreement. Any such Swap Termination Payment could, if market rates or other conditions have changed materially, be substantial. If a replacement interest rate swap agreement is entered into, any payments made by the replacement swap counterparty in consideration for replacing the swap counterparty, will be applied to any Swap Termination Payment owed to the swap counterparty under that Interest Rate Swap Agreement to the extent not previously paid.

[Description of the [Swap Counterparty]

[[    ], is a [    ] corporation with its principal place of business located at [    ]. [It is a wholly-owned subsidiary of [    ]. [    ] primarily acts as a counterparty for certain derivative financial products, including interest rate, currency, and commodity swaps, caps and floors, currency options, and credit derivatives. [    ] maintains positions in interest-bearing securities, financial futures, and forward contracts primarily to hedge its exposure. In the normal course of its business, [                ] enters into repurchase and resale agreements with certain affiliated companies. The obligations of [                ] under the Interest Rate Swap Agreement will be guaranteed by [            ].]

[            ], is a [            ] corporation with its principal place of business located at [    ]. [        ]’s senior unsecured debt obligations currently are rated [    ] by S&P and [    ] by Moody’s.]

[Add disclosure as required under Regulation AB Sections 1114(b)(2)(i) and 1115(b)(1) if swap counterparty provides payment representing 10% to less than 20% of cash flow supporting any offered class.] [Add disclosure as required under Regulation AB Sections 1114(b)(2)(ii) and 1115(b)(2) if swap counterparty supports 20% or more of cash flow supporting any offered class.]

[Taxation]

[Neither the issuing entity nor the swap counterparty is obligated under the Interest Rate Swap Agreement to gross up payments if withholding taxes are imposed on payments made under the Interest Rate Swap Agreement. If payments by the swap counterparty to the issuing entity become subject to withholding taxes, holders of Notes evidencing at least a majority of the aggregate outstanding principal balances of all such classes voting as a single class may direct the Indenture Trustee to terminate the Interest Rate Swap Agreement.]

[Modification and Amendment of Interest Rate Swap Agreement]

[The Indenture contains provisions permitting the Indenture Trustee (as assignee of the rights of the issuing entity under the Interest Rate Swap Agreement) to enter into any amendment of the Interest Rate Swap Agreement (i) to cure any ambiguity or mistake, (ii) to correct any defective provisions or to correct or supplement any provision therein that may be inconsistent with any other provision therein or with the Indenture, or (iii) to add any other provisions with respect to matters or questions arising under the Interest Rate Swap Agreement; provided, in the case of clause (iii), that such amendment will not adversely affect in any material respect the interest of any Noteholder.]

CREDIT ENHANCEMENT

The protection afforded to the Class A Noteholders will be effected by the subordination of the Class B Notes, the Class C Notes and the Class D Notes, the establishment of the Reserve Account, overcollateralization and the subordination of the Certificateholder’s right to receive excess interest. The protection afforded to the Class B Noteholders will be effected by the subordination of the Class C Notes and the Class D Notes, the establishment of the Reserve Account, overcollateralization and the subordination of the Certificateholder’s right to receive excess interest. The protection afforded to the Class C Noteholders will be effected by the subordination of the Class D Notes, the establishment of the Reserve Account, overcollateralization and the subordination of the Certificateholder’s right to receive excess interest. The protection afforded to the Class D Noteholders will be effected by the establishment of the Reserve Account, overcollateralization and the subordination of the Certificateholder’s right to receive excess interest.

Subordination

Subordination is a credit enhancement mechanism by which payments are allocated first to more senior classes, thereby increasing the likelihood of payment on such classes. If there are not enough funds to pay interest on and/or principal of a subordinated class or classes, Noteholders in such subordinated Notes may not receive those payments in a timely manner or may experience a loss.

The rights of the Class B Noteholders to receive payments of principal are subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes to receive payments of principal so long as the Class A Notes are outstanding. The rights of the Class C Noteholders to receive payments of principal are subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes and the Class B Notes to receive payments of principal so long as any of the Class A Notes or the Class B Notes are outstanding. The rights of the Class D Noteholders to receive payments of principal are subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes, the Class B Notes and the Class C Notes to receive payments of principal so long as any of the Class A Notes, the Class B Notes or the Class C Notes are outstanding.

Reserve Account

On the Closing Date, the issuing entity will establish a separate account (the ‘‘Reserve Account’’) and will make a deposit thereto of an amount equal to $[    ]. The Reserve Account shall be held by the indenture trustee for so long as it is an Eligible Institution and will be pledged to the indenture trustee for the benefit of the Noteholders. Amounts on deposit in the Reserve Account will be invested as provided in the sale and servicing agreement in Eligible Investments.

The ‘‘Reserve Account Required Amount’’ with respect to any Payment Date will be [    ]% of the Adjusted Pool Balance as of the Cut-off Date. However, in no event will the Reserve Account Required Amount be more than the then outstanding principal amount of the Notes. As of any Payment Date, the amount of funds actually on deposit in the Reserve Account may, in certain circumstances, be less than the Reserve Account Required Amount.

The servicer may, from time to time after the date of this prospectus supplement, request each Rating Agency to approve a formula for determining the Reserve Account Required Amount that is different from these described above or change the manner by which the Reserve Account is funded. If each Rating Agency delivers a letter to the indenture trustee to the effect that the use of any new formula will not result in a qualification, reduction or withdrawal of its then-current rating of any class of the Notes, then the Reserve Account Required Amount will be determined in accordance with the new formula. The sale and servicing agreement will accordingly be amended, without the consent of any Noteholder, to reflect the new calculation.

Except as set forth below, all amounts on deposit in the Reserve Account on any Payment Date will be available to the extent of any Available Amounts Shortfall on such Payment Date. Upon the occurrence of certain events specified in the sale and servicing agreement, all amounts in the Reserve

Account will be deposited into the Collection Account and used to make payments of principal of the Notes. On each Payment Date, amounts on deposit in the Reserve Account in excess of the Reserve Account Required Amount shall be paid to the Certificateholder. The Noteholders will have no further interest in or rights with respect to any amounts so released from the Reserve Account.

Amounts held from time to time in the Reserve Account will be held for the benefit of the Noteholders. Except as set forth below, on each Payment Date, funds will be withdrawn from the Reserve Account to the extent the Total Required Payment for such Payment Date exceeds the Available Amounts for such Payment Date and will be deposited in the Collection Account for distribution to the Noteholders or the servicer, in the priority set forth under ‘‘The Notes — Payment of Distributable Amounts’’.

Funds in the Reserve Account may be invested in Eligible Investments that will not mature prior to the next Payment Date if, at the request of the servicer, each Rating Agency confirms that doing so will not affect its ratings on the Notes. These Eligible Investments will not be sold to cover any shortfalls that occur on a Payment Date.

None of the Noteholders, the indenture trustee, the owner trustee or the Certificateholder will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Payment Date to make full distributions to the Noteholders.

Overcollateralization

On the Closing Date, the Adjusted Pool Balance will exceed the initial principal amount of the Notes of all classes by $[    ], which is approximately [    ]% of the Adjusted Pool Balance as of the Cut-off Date. This excess represents overcollateralization (excluding, for this purpose, the Yield Supplement Overcollateralization Amount, which if included, would mean that as of the Closing Date, the Pool Balance will exceed the initial principal amount of the Notes by [ ]%). The level of overcollateralization is required to increase to, and thereafter be maintained at, a target level equal to the Target Overcollateralization Amount. The Target Overcollateralization Amount will be available to absorb losses on the Receivables. The overcollateralization will provide credit enhancement since Receivables in excess of the aggregate principal amount of the Notes will support such Notes. If each Rating Agency delivers a letter to the indenture trustee to the effect that the use of any new formula with respect to the calculation of the Target Overcollateralization Amount will not result in a qualification, reduction or withdrawal of its then-current rating of any class of the Notes, then the Target Overcollateralization Amount will be determined in accordance with the new formula. The sale and servicing agreement will accordingly be amended, without the consent of any Noteholder, to reflect the new calculation.

YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT

On the Closing Date, in addition to the Overcollateralization Amount, there will be an initial Yield Supplement Overcollateralization Amount in the amount of $[    ], which is approximately [    ]% of the aggregate Principal Balance of the Receivables as of the Cut-off Date. The Yield Supplement Overcollateralization Amount will decline on each Payment Date. The Yield Supplement Overcollateralization Amount is intended to compensate for the low APRs on some of the Receivables by decreasing the portion of collections on the Receivables that are allocated to principal payments on the Notes (which results in a greater portion of collections being available to pay interest on the Notes).

With respect to any Payment Date, the ‘‘Yield Supplement Overcollateralization Amount’’ is the amount specified below with respect to that Payment Date:

Payment Date	Yield Supplement Overcollateralization Amount
Closing Date

The Yield Supplement Overcollateralization Amount has been calculated for each Payment Date as the sum of the amount for each Receivable equal to the excess, if any, of (x) the scheduled payments due on that Receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at the APR of that Receivable over (y) the scheduled payments due on the Receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at a discount rate equal to the greater of the APR of that Receivable and [    ]%. For purposes of the preceding definition, future scheduled payments on the Receivables are assumed to be made on their scheduled due dates without any delay, defaults or prepayments.

ADVANCES

The servicer may elect to make a payment with respect to the aggregate amount of interest to be paid by obligors, with respect to the Receivables, during the related Collection Period that remained unpaid at the end of such Collection Period. The servicer has not made such advances historically but retains the right to do so in the future. We refer to such a payment herein as an advance. The servicer shall not make an advance with respect to any Defaulted Receivable. Advances made by the servicer with respect to any Receivable shall be repaid from available amounts in the Collection Account and any amounts available from the Reserve Account. The servicer will not charge interest on amounts advanced. Advances are designed to increase the likelihood of timely payment of amounts due on the Notes by providing additional amounts to be available for distributions although such Advances must be reimbursed.

THE CERTIFICATE

The issuing entity will issue the Certificate, which represents the residual interest in the issuing entity and is not offered hereby, under the trust agreement. The Certificate will be in definitive form and payments on the Certificate will be subordinated to payments on the Notes as set forth above under ‘‘The Notes — Payment of Distributable Amounts.’’ The depositor will initially retain the Certificate.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

The description of the terms of the indenture, the sale and servicing agreement, the receivables purchase agreement and the trust agreement in this prospectus supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such agreements. Forms of such agreements have been filed as exhibits to the Registration Statement. Copies of the final signed agreements will be filed with the SEC following the issuance of the Notes. Any description of such agreements in this prospectus supplement supplements the description of the general terms and provisions of such agreements set forth in the accompanying prospectus, to which description reference is hereby made.

Accounts

With respect to the issuing entity, the servicer will establish and maintain with the indenture trustee one or more Collection Accounts, in the name of the indenture trustee for the benefit of the Noteholders, into which payments made on or with respect to the related Receivables and amounts released from the Reserve Account will be deposited for payment to the Noteholders. The servicer will also establish and will maintain with the indenture trustee the Reserve Account in the name of the indenture trustee for the benefit of the Noteholders. The servicer will establish and maintain with the indenture trustee the Note Distribution Account in the name of the indenture trustee for the benefit of Noteholders, into which the Principal Distribution Amount and the aggregate amount of interest accrued for the related Interest Period on each class of Notes at their respective Interest Rates will be deposited.

The servicer will deposit all amounts received during a Collection Period into the Collection Account on the second Business Day following receipt thereof. However, so long as the Monthly Remittance Condition is satisfied, the servicer may retain such amounts received during a Collection Period until one Business Day prior to the related Payment Date. The ‘‘Monthly Remittance Condition’’ will be satisfied if (i) HMFC or one of its affiliates is the servicer, (ii) no servicer termination event has occurred and is continuing and (iii) HMFC has a short-term debt rating of at least ‘‘Prime-1’’ from Moody’s, ‘‘A-1’’ from S&P and ‘‘F-1’’ from Fitch. Notwithstanding the foregoing, the servicer may remit Collections to the Collection Account on any other alternate remittance schedule (but not later than one Business Day prior to the related Payment Date) if each Rating Agency, after having been given notice of the alternate remittance schedule, does not notify the issuing entity or the indenture trustee in writing that use of the alternative remittance schedule will result in the qualification, reduction or withdrawal of the then-current rating on each class of Notes. Pending deposit into the Collection Account, Collections may be used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

Funds in the Collection Account, the Reserve Account, the Note Distribution Account [and the pre-funding account] (collectively, the ‘‘Accounts’’) will be invested by the indenture trustee as directed by the servicer and as provided in the sale and servicing agreement in Eligible Investments. Eligible Investments are generally limited to investments acceptable to the relevant Rating Agency rating the Notes as being consistent with the rating of the Notes, including obligations of the servicer and its affiliates, to the extent consistent with that rating. Except as described below, Eligible Investments are limited to obligations or securities that mature on or before the next Payment Date. However, to the extent permitted by the Rating Agencies in writing, funds in any Account may be invested in obligations or securities that will not mature prior to the next Payment Date with respect to those Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in the Accounts at any time may be less than the balance of the Accounts. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in Collections on the related Receivables exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts paid to the related Noteholders or Certificateholder could result, which could, in turn, increase the average life of the Notes. Investment earnings on funds deposited in the Collection Account and the Note Distribution Account, net of losses and investment expenses, shall be released to the servicer on each Payment Date and shall be the property of the servicer.

The Accounts will be maintained with the indenture trustee so long as it is an ‘‘Eligible Institution’’, which is:

(a)    a depository institution or trust company

(i)    whose commercial paper, short-term unsecured debt obligations or other short-term deposits are rated ‘‘P-1’’ by Moody’s, or ‘‘A-1+’’ by S&P, or ‘‘F1’’ by Fitch, if the deposits are to be held in the account for 30 days or less, or

(ii)    whose long-term unsecured debt obligations are rated at least ‘‘Aa3’’ by Moody’s or ‘‘AA−’’ by S&P or ‘‘AA−’’ by Fitch, if the deposits are to be held in the account more than 30 days, or

(b)    a segregated trust account or accounts maintained in the trust department of a federal or state-chartered depository institution having a combined capital and surplus of at least $50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), or

(c)    any other institution that the Rating Agencies shall approve in writing.

If the indenture trustee ceases to be an Eligible Institution, then the servicer will, with the assistance of the indenture trustee as may be necessary, cause each Account to be moved to an Eligible Institution.

[Pre-Funding Account]

[On the closing date, approximately $        will be deposited from the proceeds of the sale of the Notes into the pre-funding account which will be included in the issuing entity property. The amount deposited from the proceeds of the sale of the notes into the pre-funding account is not more than 50% of the proceeds of the offering and represents approximately         % of the initial Pool Balance (including the expected aggregate Principal Balance of the subsequent receivables). The depositor will convey subsequent receivables to the issuing entity, subject to the availability of subsequent receivables and the satisfaction of certain conditions precedent and the eligibility criteria described in ‘‘The Issuing Entity Property’’ in this prospectus supplement and in Description of the Receivables — The Receivables Pools’’ in the accompanying prospectus. The amount of funds withdrawn from the pre-funding account for the acquisition of subsequent receivables on a Funding Date will be equal to the Receivables Purchase Price with respect to such subsequent receivables. The underwriting criteria for subsequent receivables are substantially the same as those for the initial receivables and thus it is expected that the characteristics of the subsequent receivables acquired through the pre-funding account will not vary materially from the characteristics of the receivables pool on the closing date. [Subsequent receivables purchased with amounts in the pre-funding account are not permitted to be substituted with other receivables.] In connection with the transfer of subsequent receivables, the seller and the depositor will represent that the requirements discussed above are satisfied, but there will be no independent verification to confirm such representations. Subsequent receivables will benefit from the receivables repurchase remedy for the breach of certain receivables representations and warranties that is described under ‘‘The Issuing Entity Property — Representations, Warranties and Covenants.’’

On the first payment date following the termination of the Funding Period, the indenture trustee will withdraw any remaining funds on deposit in the pre-funding account (excluding investment earnings or income) and pay those remaining funds to the noteholders in sequential order of priority beginning with the Class A-1 notes, if the aggregate of those amounts is [$100,000] or less. If the remaining funds in the pre-funding account exceed [$100,000], the funds will be paid ratably to each class of the notes.

Amounts on deposit in the pre-funding account will be invested by the indenture trustee at the direction of the servicer in Eligible Investments and investment earnings therefrom will be deposited[, net of losses and investment expenses,] into the Collection Account as Available Funds on each payment date. Eligible Investments are generally limited to obligations or securities that mature on or before the next payment date. However, if the Rating Agency Condition is satisfied, funds in the pre-funding account may be invested in securities that will not mature prior to the next payment date with respect to such notes and which meet other investment criteria.

In connection with each purchase of subsequent receivables, officers on behalf of the servicer, the seller and the issuing entity will certify that the requirements summarized above are met with regard to that pre-funding. Neither the rating agencies nor any other person (other than the servicer, the seller and the issuing entity) will provide independent verification of that certification.]

Servicing Procedures

The servicer will be authorized to grant, in accordance with its customary servicing practices, rebates, deferrals, amendments, modifications, adjustments or extensions with respect to a Receivable.

However, if the servicer extends the maturity of a Receivable beyond the last day of the Collection Period prior to the Final Scheduled Maturity Date of the Class D Notes or reduces the APR or unpaid principal balance with respect to any Receivable other than as required by applicable law, the servicer will be obligated to purchase such Receivable.

Servicing Compensation

The Servicing Fee for the calendar month immediately preceding any Payment Date (a Collection Period) will be one-twelfth of [1.00%] multiplied by the aggregate outstanding principal balance of the Receivables as of the first day of the related Collection Period or, in the case of the first Payment Date, the aggregate outstanding principal balance of the Receivables as of the Cut-off Date (the ‘‘Servicing Fee’’). The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid on each Payment Date solely to the extent of Available Amounts. The servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, extension fees, non-sufficient funds charges and any other administrative fees and expenses or similar charges collected during that Collection Period, plus any investment earnings or interest earned during that Collection Period from the investment of monies on deposit in the Collection Account and the Note Distribution Account. The servicer will be paid the Servicing Fee for each Collection Period on the following Payment Date related to that Collection Period. The Servicing Fee will be paid from Available Amounts in accordance with the priority of payments set forth under ‘‘The Notes — Payment of Distributable Amounts.’’

Net Deposits

The servicer will account to the indenture trustee and to the Noteholders as if all of the foregoing deposits and payments were made individually. The sale and servicing agreement will require the servicer to make all deposits of Collections received to be deposited into the Collection Account on the second Business Day following receipt thereof. However, so long as certain conditions are satisfied pursuant to the sale and servicing agreement, the servicer may retain amounts collected during a Collection Period until one Business Day prior to the related Payment Date. Notwithstanding the foregoing, the servicer may remit Collections to the Collection Account on any other alternate remittance schedule (but not later than the related Payment Date) so long as it is acceptable to each Rating Agency without a reduction in the rating of each class of Notes.

Optional Purchase

The outstanding Notes will be redeemed in whole, but not in part, on any Payment Date on which the servicer or any successor to the servicer exercises its option to purchase the Receivables (the ‘‘clean-up call’’). The servicer or any successor to the servicer may purchase the Receivables when the Pool Balance shall have declined to 10% or less of the aggregate outstanding principal balance of the Receivables [plus the initial pre-funding deposit amount, if any] as of the Cut-off Date. The redemption price for the outstanding Notes will be equal to the unpaid principal amount of the outstanding Notes plus accrued and unpaid interest on the Notes as of the date of the last day of the Collection Period relating to the date of repurchase.

Indemnification by and Limitation of Liability of the Servicer

The sale and servicing agreement provides that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the issuing entity, the depositor, the indenture trustee, the owner trustee, the Noteholders or the Certificateholder, except as provided in the sale and servicing agreement, for taking any action or for refraining from taking any action pursuant to the sale and servicing agreement; except that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of a breach of the sale and servicing agreement or willful misfeasance or bad faith in the performance of the servicer’s duties.

The servicer will indemnify, defend and hold harmless the issuing entity, the owner trustee, the indenture trustee, the depositor, the Noteholders, the Certificateholder and any of the officers,

directors, employees or agents of the issuing entity, the owner trustee and the indenture trustee from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such person through, the negligence, misfeasance or bad faith of the servicer in the performance of its duties or by failure to perform its obligations under the sale and servicing agreement or by reason of reckless disregard of its obligations and duties under the sale and servicing agreement.

Removal of Servicer

A default by the servicer under the sale and servicing agreement will include the following (each, a ‘‘servicer termination event’’) :

(i)    any failure by the servicer to deliver or cause to be delivered any required payment to the related owner trustee or indenture trustee for distribution to the Noteholders, which failure continues unremedied for five Business Days after discovery of that failure by the servicer or after the receipt by the servicer of notice of that failure;

(ii)    any failure by the servicer to duly observe or perform in any material respect any other covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the Noteholders and the Certificateholder, and which failure continues unremedied for 60 days after discovery of that failure by the servicer or written notice of that failure is given to the servicer by (A) the owner trustee, (B) the indenture trustee or (C) the holders of the Notes representing not less than 50% of the aggregate principal amount of the Controlling Class of Notes; and

(iii)    the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the servicer provided, however, that a delay or failure of performance referred to under clauses (i) above for a period of [10] days or clause (ii) above for a period of [30] days will not constitute a servicer termination event if such delay or failure was caused by force majeure or other similar occurrence.

The indenture trustee or Noteholders evidencing more than [50%] of the voting interests of the Controlling Class may terminate the rights and obligations of the servicer under the sale and servicing agreement upon the occurrence of a servicer termination event. See ‘‘Description of the Transaction Documents — Defaults by the Servicer’’ in the prospectus. Noteholders evidencing [50%] or more of the voting interests of the Controlling Class may also, on behalf of all securityholders, waive any default by the servicer in the performance of its obligations under the sale and servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts as required under the sale and servicing agreement.

Under the circumstances in the first sentence of the preceding paragraph, authority and power shall, without further action, pass to and be vested in the successor servicer appointed by the indenture trustee under the sale and servicing agreement. The successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer in its capacity under the sale and servicing agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than the appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the indenture trustee or the Noteholders from effecting a transfer of servicing. In the event that the indenture trustee and the Noteholders are unable to appoint a successor servicer, the indenture trustee may petition a court of competent jurisdiction to appoint a successor servicer. The indenture trustee may make arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the servicer under the sale and servicing agreement. Notwithstanding termination of the servicer, the servicer shall be entitled to payment of amounts payable to it prior to termination, for services rendered prior to termination. Upon payment in full of the principal of and interest on the Class A Notes, the Class B Noteholders will succeed to the rights of the Class A Noteholders with respect to removal of the servicer. Upon payment in full of the principal of and interest on the Class B Notes, the Class C Noteholders will succeed to the rights of the Class B Noteholders with respect to removal of the servicer. Upon payment in full of the principal of and interest on the Class C Notes, the Class D Noteholders will succeed to the rights of the Class C Noteholders with respect to the removal of the servicer.

This servicer may not resign except upon a determination that the performance of its duties are no longer permissible under applicable law. No resignation will become effective until a successor servicer assumes the servicer’s duties under the sale and servicing agreement. Upon notice of a termination or resignation of the servicer, the indenture trustee or Noteholders evidencing [50%] or more of the voting interests of the Controlling Class will appoint a successor servicer. If no successor servicer has been appointed within 30 days of resignation or removal, the servicer, as the case may be, may petition any court of competent jurisdiction for such appointment. The original servicer must pay any and all fees and expenses incurred as a result of a transfer of servicing.

FEES AND EXPENSES

Set forth below is a list of all fees and expenses payable on each Payment Date out of Available Amounts and amounts on deposit in the Reserve Account for the related Collection Period.

Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution
Servicing Fee(1)	One-twelfth of [1.00]% of the aggregate outstanding principal balance of the Receivables as of the first day of the related Collection Period, or in the case of the first Payment Date, at the Cutoff Date	Servicer	Payable prior to payment of principal of and interest on the Notes
Trust Expenses and Securities Intermediary Expenses	To the extent not paid by the servicer (as is required by the transaction documents), any amounts due to the indenture trustee and owner trustee for reimbursement of expenses or in respect of indemnification and to the securities intermediary, any unpaid indemnification expenses owed to it	Indenture Trustee, Owner Trustee or Securities Intermediary, as applicable	Payable after payments of principal of and interest on the Notes and after any required deposits in the Reserve Account

(1)	The formula for calculating the Servicing Fee may not be changed without an amendment to the sale and servicing agreement as described under ‘‘Description of the Transaction Documents — Amendment’’ in the accompanying prospectus.

AFFILIATED ENTITIES PARTY TO TRANSACTION

The seller/sponsor/servicer, the depositor and the issuing entity are all affiliated. A portion of the Receivables purchased by the issuing entity pursuant to the sale and servicing agreement were previously financed through a warehouse financing facility. See ‘‘Overview of HMFC Retail Loan Financing Operations — Securitization’’ and ‘‘Use of Proceeds’’ above.

REPORTS TO BE FILED WITH THE SEC

Filings with the SEC relating to the Notes will be made under both the names of the depositor and the issuing entity, under the SEC file number 333-127967. The reports to be filed with the SEC include the monthly reports to be filed under Form 10-D, annual reports filed under Form 10-K (although annual reports may not be prepared or filed after the first Form 10-K) and current reports filed under Form 8-K. In addition, the registration statement of which this prospectus supplement is a part and any Rule 424 (of the Securities Act of 1933, as amended) prospectuses will also be on file with the SEC. See ‘‘The Notes — Reports by the Indenture Trustee to the Noteholders’’ for a discussion regarding availability of reports filed with the SEC. The reports and the registration statement are available for inspection without charge at the public reference facilities maintained at the SEC’s Public Reference Room, located at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

LEGAL PROCEEDINGS

There are no current legal proceedings pending, or to the best knowledge of management of such entity, threatened, against the issuing entity, the sponsor, the servicer, the depositor or the indenture trustee that, if determined adversely to such party, would be expected to have a material adverse effect on the performance of the Notes.

RATINGS

It is a condition to the issuance of the Notes that the:

•	Class A-1 Notes be rated in the highest short-term rating category by S&P, Moody’s and Fitch,

•	Class A-2, Class A-3 Notes and Class A-4 Notes be rated at least [‘‘AAA’’] by S&P, [‘‘Aaa’’] by Moody’s and ‘‘[AAA]’’ by Fitch,

•	Class B Notes be rated at least [‘‘AA’’] by S&P, [‘‘Aa2’’] by Moody’s and [‘‘AA+’’] by Fitch,

•	Class C Notes be rated at least [‘‘A’’] by S&P, [‘‘A2’’] by Moody’s and [‘‘A’’] by Fitch, and

•	Class D Notes be rated at least [‘‘BBB’’] by S&P, [‘‘Baa2’’] by Moody’s and [‘‘BBB’’] by Fitch.

A Rating Agency rating the offered Notes may lower or withdraw its rating in the future, in its discretion, as to any class or subclass of the offered Notes.

The Rating Agencies will monitor the Notes mainly through receipt and review of monthly reports, as well as by receiving required notice of certain events, actions and amendments and in some cases, by conducting a prior review of potential events, actions or amendments and providing a letter that such event, action or amendment will not result in a reduction or withdrawal of its then outstanding rating on any of the Notes. A Rating Agency may, however, discontinue its services of monitoring the Notes at any time and a replacement rating by another Rating Agency may not be sought by the issuing entity.

Annual Statements as to Compliance

The issuing entity will be required to provide an annual officer’s certificate certifying its compliance with the indenture as described above under ‘‘Description of the Indenture — Annual Compliance Statement’’ in the accompanying prospectus. In addition, the servicer will be required to provide an annual officer’s certificate certifying its compliance with the sale and servicing agreement and an annual report by a firm of independent certified public accountants to the effect that servicing has been conducted in compliance with the sale and servicing agreement, each as described under ‘‘Description of the Transaction Documents — Evidence as to Compliance’’ in the accompanying prospectus to the extent required by Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) (‘‘Regulation AB’’) or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time. The servicer is also obligated to annually provide a servicer compliance statement and a certification as to servicing criteria, each of which must be attested to by an accountant, each as described under ‘‘Description of the Transaction Documents — Evidence as to Compliance’’ in the accompanying prospectus to the extent required by Regulation AB. There will not otherwise be any general periodic evidence of the absence of a default or compliance with the terms of the transaction documents.

LEGAL INVESTMENT

The Class A-1 Notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the ‘‘Investment Company Act’’).

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Mayer, Brown, Rowe & Maw LLP is of the opinion that, subject to the assumptions and limitations set forth in such opinions, for United States federal income tax purposes:

•	the Notes will be characterized as indebtedness; and

•	the issuing entity will not be classified as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation.

See ‘‘Material United States Federal Income Tax Consequences’’ in the accompanying prospectus.

We do not anticipate issuing Notes with any original issue discount. See ‘‘Material United States Federal Income Tax Consequences — United States Holders — Original Issue Discount’’ in the accompanying prospectus. The Prepayment Assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is [1.50%] ABS. See ‘‘Weighted Average Life of the Notes’’ in this prospectus supplement. In using such Prepayment Assumption, no representation is made that the Receivables will prepay in accordance with such Prepayment Assumption or in accordance with any other Prepayment Assumption.

In addition to the opinions described above, Mayer, Brown, Rowe & Maw LLP is also of the opinion, as to any Notes offered pursuant hereto, that the statements made in this discussion, in addition to the statements made in the discussion under the heading ‘‘Material United States Federal Income Tax Consequences’’ in the prospectus with respect to those Notes, to the extent such statements constitute matters of law or legal conclusions, are correct in all material respects. Mayer, Brown, Rowe & Maw LLP has not been asked to opine on any other federal income tax matter, and the balance of this discussion together with the sections of the prospectus referred to therein does not purport to set forth any opinion of counsel concerning any other particular federal income tax matter. For example, the discussion under ‘‘Material United States Federal Income Tax Consequences — United States Holders’’ in the prospectus contains a general summary of the federal income tax consequences relating to the ownership of debt instruments, which summary counsel opines is correct in all material respects as described above; however, that summary does not set forth any opinion as to whether any particular class of Notes will be treated as debt for federal income tax purposes. Mayer, Brown, Rowe & Maw LLP has not been asked to, and does not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the Notes offered hereby.

ERISA CONSIDERATIONS

Subject to the following discussion, the Notes may be acquired by pension, profit-sharing or other employee benefit plans that are governed by the Employee Retirement Income Security Act of 1974,

as amended (‘‘ERISA’’), as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), as well as any entity holding ‘‘plan assets’’ of any of the foregoing (each a ‘‘benefit plan’’). Section 406 of ERISA and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are ‘‘parties in interest’’ under ERISA or ‘‘disqualified persons’’ under the Code with respect to such benefit plan. A violation of these prohibited transaction rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons and/or the fiduciaries of the benefit plan. In addition, Title I of ERISA requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased Notes if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor and found at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the ‘‘Plan Assets Regulation’’), the assets of the issuing entity would be treated as assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an ‘‘equity interest’’ in the issuing entity and none of the exceptions contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming the Notes constitute debt for local law purposes, the depositor believes that, at the time of their issuance, the Notes should not be treated as an equity interest in the issuing entity for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the Notes for ERISA purposes could change (i.e., they could be treated as equity) if the issuing entity incurs losses or the rating of the Notes changes. The risk of recharacterization is enhanced for subordinate classes of Notes. The issuing entity has not obtained an opinion of counsel regarding the debt treatment of the Notes under local law.

However, even if the Notes are treated as debt for purposes of the Plan Assets Regulation, the acquisition or holding of Notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if any of the issuing entity, the seller, the depositor, the sponsor/servicer, the administrator, the underwriters, the owner trustee, the indenture trustee or certain of their affiliates is or becomes a party in interest or a disqualified person with respect to such benefit plan. In that event, certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a benefit plan depending in part on the type of plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. Included among these exemptions are: Prohibited Transaction Class Exemption (‘‘PTCE’’) 96-23, regarding transactions effected by ‘‘in-house asset managers’’; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 84-14, regarding transactions effected by ‘‘qualified professional asset managers,’’ and Section 408(b)(17) of ERISA, regarding transactions between a benefit plan and a person or an entity that is a party in interest to such benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction) solely by reason of providing services to the benefit plan, but only if the benefit plan pays no more, or receives no less, than adequate consideration. However, there can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes.

Additionally, the acquisition or holding of Notes by or on behalf of foreign plans, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) which are not subject to ERISA or the Code could give rise to liabilities under foreign, federal, state or local law which may be substantially similar to the liabilities imposed by Section 406 of ERISA or Section 4975 of the Code.

By acquiring a Note, each purchaser or transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring such Note with the assets of a benefit plan or a foreign, governmental or church plan subject to applicable law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code; or (ii) the acquisition and holding of such Note by the purchaser or transferee, throughout the period that it holds such Note is, and will be, eligible for relief under a prohibited transaction exemption under Section 406(a) of ERISA or Section 4975 of the Code or, in the case of a foreign, governmental or church plan subject to applicable law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code, a similar type of exemption or other applicable relief. Each investor in a Note will be deemed to represent, warrant and covenant that it will not sell, pledge or otherwise transfer such Note in violation of the foregoing.

A plan fiduciary considering the purchase of Notes is encouraged to consult its legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

The sale of Notes to a benefit plan is in no respect a representation that this investment meets all the relevant legal requirements with respect to investment by benefit plans generally or by a particular benefit plan, or that this investment is appropriate for benefit plans generally or any particular benefit plan.

The issuing entity is not relying on the underwriter exemption (as discussed in the accompanying prospectus) with regard to the purchase of the Notes by a benefit plan.

See ‘‘ERISA Considerations’’ in the accompanying prospectus.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the Notes, the depositor has agreed to cause the issuing entity to sell to the underwriters, and the underwriters severally have agreed to purchase the Notes, subject to the satisfaction of certain conditions precedent.

Underwriters	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes	Principal Amount of Class B Notes	Principal Amount of Class C Notes	Principal Amount of Class D Notes
	$	$	$	$	$	$	$
	$	$	$	$	$	$	$
	$	$	$	$	$	$	$
	$	$	$	$	$	$	$
	$	$	$	$	$	$	$
Total	$	$	$	$	$	$	$

The selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the related class of Notes and as an aggregate Dollar amount, shall be as follows:

	Selling Concessions not to exceed	Reallowance not to exceed
Class A-1 Notes	%	%
Class A-2 Notes	%	%
Class A-3 Notes	%	%
Class A-4 Notes	%	%
Class B Notes	%	%
Class C Notes	%	%
Class D Notes	%	%

Until the distribution of the Notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Notes. The underwriters may act through one or more of their affiliates when selling securities outside the United States.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Notes in accordance with Regulation M under the Securities Exchange Act of 1934 (as amended, the ‘‘Exchange Act’’). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an ‘‘overallotment’’ option to purchase additional Notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase Notes in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that would adversely affect investors who purchase the offering. Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

HMFC and the depositor have agreed to indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act of 1933 (as amended, the ‘‘Securities Act’’), or contribute to payments which the underwriters may be required to make in respect thereof. The underwriters have agreed to indemnify HMFC, the depositor and the issuing entity against specified liabilities, including civil liabilities under the Securities Act, or contribute to payments which HMFC, the depositor and the issuing entity may be required to make in respect thereof. In the opinion of the SEC, certain indemnifications are against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the depositor pursuant to the depositor Certificate of Incorporation, By-laws and the Delaware General Corporation Law, the depositor has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the servicer, the issuing entity and their affiliates.

As discussed under ‘‘Use of Proceeds’’ above, the seller or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including ‘‘warehouse’’ debt secured by the Receivables prior to their sale to the issuing entity. One or more of the underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a ‘‘warehouse lender’’, and may receive a portion of the proceeds as a repayment of the warehouse debt.

The servicer, on behalf of the indenture trustee, may from time to time invest the funds in accounts in Eligible Investments acquired from the underwriters or their affiliates.

The underwriters tell us that they intend to make a market in the Notes, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the Notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the Notes.

The issuing entity will receive aggregate proceeds of $[    ] from the sale of the Notes after paying the aggregate underwriting discount of $[    ] on the Notes. Additional offering expenses are estimated to be approximately $[    ] and will be paid directly by HMFC. The underwriters have agreed with HMFC and the depositor to pay certain expenses incurred in connection with the issuance and distribution of the Notes.

[United Kingdom

Each underwriter has represented and agreed that:

(a)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.]

[European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of Notes to the public (in circumstances in which the denomination relating to such offer is less than EUR50,000 (or its equivalent in any other currency as at the date of issue of the Notes) in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:

(i)    to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(ii)    to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR43,000,000; and (3) an annual net turnover of more than EUR50,000,000, as shown in its last annual or consolidated accounts; or

(iii)    in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of Notes to the public’’ in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.]

FORWARD-LOOKING STATEMENTS

This prospectus supplement includes words such as ‘‘expects’’, ‘‘intends’’, ‘‘anticipates’’, ‘‘estimates’’ and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties including, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of the issuing entity or the depositor. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The depositor has no obligation to update or revise any such forward-looking statement.

LEGAL OPINIONS

In addition to the legal opinions described in the accompanying prospectus, legal matters relating to the Notes and federal income tax and other matters will be passed upon for the issuing entity by Mayer, Brown, Rowe & Maw LLP, and certain other matters relating to the issuance of the Notes will be passed upon for the underwriters by [        ].

GLOSSARY

‘‘Administrative Purchase Payment’’ means, for an Administrative Receivable, an amount equal to such Receivable’s unpaid Principal Balance, plus interest on such Receivable at a rate equal to such Receivable’s APR as of the last day of the Collection Period such Receivable is purchased.

‘‘Administrative Receivable’’ means a Receivable that the servicer is required to purchase from the issuing entity because of the servicer’s breach of a covenant contained in the sale and servicing agreement.

‘‘Available Amounts’’ for a Payment Date will equal the sum of the following amounts (without duplication) with respect to the related Collection Period: (i) all Collections on Receivables, (ii) the Purchased Amount of each Receivable that became a Purchased Receivable, (iii) Advances and (iv) Recoveries and amounts paid by the servicer as the redemption price in connection with a clean-up call.

‘‘Available Amounts Shortfall’’ means the positive difference, if any, of Total Required Payment minus Available Amounts.

‘‘Business Day’’ means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of California, Delaware or New York are authorized or obligated by law or executive order to be closed.

‘‘Certificate’’ means the certificate issued by the issuing entity, which represents the residual interest in the issuing entity and is not offered hereby. The depositor will initially retain the Certificate.

‘‘Certificateholder’’ means the holder of the Certificate.

‘‘Class A Notes’’ means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

‘‘Class A Noteholders’’ means the holders of record of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

‘‘Class B Noteholders’’ means the holders of record of the Class B Notes.

‘‘Class C Noteholders’’ means the holders of record of the Class C Notes.

‘‘Class D Noteholders’’ means the holders of record of the Class D Notes.

‘‘Closing Date’’ means [            ,         ].

‘‘Collection Account’’ means an account, held in the name of the indenture trustee, into which the servicer is required to deposit Collections.

‘‘Collection Period’’ means each fiscal month of the servicer during the term of the sale and servicing agreement; provided however that the first Collection Period is the period from and including [                ] through [                ]. With respect to any Determination Date or Payment Date, the ‘‘related Collection Period’’ means the Collection Period preceding the fiscal month in which such Determination Date or Payment Date occurs.

‘‘Collections’’ means, with respect to any Receivable and to the extent received by the servicer after the Cut-off Date, (i) any monthly payment by or on behalf of the Obligor thereunder, (ii) full or partial prepayment of that Receivable, (iii) all Liquidation Proceeds and (iv) any other amounts received by the servicer which, in accordance with the customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the Principal Balance of that Receivable; provided, however, that the term ‘‘Collections’’ in no event will include (1) any amounts in respect of any Receivable purchased by the servicer, the seller or the depositor on a prior Payment Date, or (2) any late fees, extension fees, non-sufficient funds charges and any and all other administrative fees or similar charges allowed by applicable law with respect to any Receivable and payable to the servicer.

‘‘Controlling Class’’ means with respect to any outstanding Notes, the Class A Notes (voting together as a single class) as long as any Class A Notes are outstanding, then the Class B Notes for so long as any Class B Notes are outstanding, then the Class C Notes for so long as any Class C Notes are outstanding and then the Class D Notes for so long as any Class D Notes are outstanding, excluding, in each case, Notes held by the depositor, the servicer or their affiliates.

‘‘Cut-off Date’’ means close of business on [                    ,         ].

‘‘Defaulted Receivable’’ means a Receivable (a) with respect to which any payment is unpaid more than sixty (60) days past its original due date or (b) the Obligor of which has suffered an insolvency event.

‘‘Eligible Investments’’ shall mean any one or more of the following types of investments:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

•	demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from S&P of A-1+, from Moody’s of P-1 and from Fitch of F1;

•	commercial paper (including commercial paper of any affiliate of depositor, the servicer, the indenture trustee or the owner trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from S&P of A-1+, from Moody’s of P-1 and from Fitch of F1;

•	investments in money market funds (including funds for which the depositor, the servicer, the indenture trustee or the owner trustee or any of their respective affiliates is investment manager or advisor) having a rating from S&P of AAA-m or AAAm-G and from Moody’s of Aaa;

•	banker’s acceptances issued by any depository institution or trust company referred to in the second bullet point above;

•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in the second bullet point above; and

•	any other investment with respect to which each Rating Agency has provided written notice that such investment would not cause such Rating Agency to downgrade or withdraw its then current rating of any class of Notes.

‘‘Final Scheduled Maturity Date’’ means, for each class of Notes, the respective dates set forth on the cover page of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.

‘‘Financed Vehicles’’ means the vehicles financed by the Receivables.

‘‘Fitch’’ means Fitch, Inc.

[‘‘Funding Date’’ means each date (but not more than once per week) after the closing date on which subsequent receivables are purchased by the issuing entity.]

[‘‘Funding Period’’ means the period from the closing date until the earliest of (1) [ three] full calendar months following the closing date; (2) the date the amount on deposit in the pre-funding account is[$10,000] or less or (3) [Describe any other triggering events]

‘‘Liquidated Receivable’’ means a Receivable with respect to which the earliest of the following shall have occurred:

•	the related Financed Vehicle has been repossessed and liquidated;

•	the related Financed Vehicle has been repossessed in excess of 90 days and has not yet been liquidated;

•	the servicer has determined in accordance with its collection policies that all amounts that it expects to receive with respect to the Receivable have been received; or

•	the end of the Collection Period in which the Receivable becomes more than 120 days past due.

‘‘Liquidation Proceeds’’ means, with respect to any Liquidated Receivable, all proceeds of the liquidation of such Liquidated Receivable, net of the sum of any out-of-pocket expenses of the servicer reasonably allocated to the repossession, transport, reconditioning and liquidation and any amounts required by law to be remitted or allocated to the account of the Obligor on such Liquidated Receivable.

‘‘Moody’s’’ means Moody’s Investors Service, Inc.

[‘‘Net Swap Payment’’ means for the Interest Rate Swap Agreement, the net amounts, if any, owed by the issuing entity to the swap counterparty on any Payment Date, including any interest accrued thereon, under the Interest Rate Swap Agreement, excluding Swap Termination Payments.]

[‘‘Net Swap Receipt’’ means for the Interest Rate Swap Agreement, the net amounts, if any, owed by the swap counterparty to the issuing entity on any date any such amount is due under the Interest Rate Swap Agreement, excluding Swap Termination Payments.]

‘‘Note Distribution Account’’ means the account designated as such, established and maintained as such pursuant to the sale and servicing agreement from which distributions to the Noteholders will be made.

‘‘Noteholders’’ means the Class A Noteholders, the Class B Noteholders, the Class C Noteholders and the Class D Noteholders.

‘‘Notes’’ means the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes.

‘‘Obligors’’ means persons who obtained installment credit for purchases of Financed Vehicles the terms of which are evidenced by motor vehicle retail installment sale contracts, and any other person obligated to make payments thereunder.

‘‘Pool Balance’’ means at any time, the aggregate Principal Balance of the Receivables at such time calculated in accordance with the customary servicing practices.

‘‘Principal Balance’’ means, as of any time, for any Receivable, the principal balance of that Receivable as of the last day of the preceding Collection Period under the terms of the Receivable determined in accordance with the customary servicing practices.

‘‘Purchased Amount’’ means any Administrative Purchase Payments or Warranty Purchase Payments made with respect to Purchased Receivables.

‘‘Purchased Receivable’’ means a Warranty Receivable or an Administrative Receivable, respectively.

‘‘Rating Agency’’ means S&P, Moody’s or Fitch.

‘‘Rating Agency Condition’’ means with respect to any action, that each Rating Agency shall have been given 10 days’ (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each Rating Agency shall not have notified the issuing entity or the indenture trustee in writing that such action will result in a reduction, withdrawal or down-grade of the then-current rating of each class of notes.

‘‘Receivable Pool’’ means the pool of Receivables.

‘‘Receivables Purchase Price’’ means, with respect to any receivable, approximately         % (but in no event to exceed         %) of the aggregate Principal Balance of those receivables as of the related Cut-Off Date.

‘‘Recoveries’’ means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect of that Liquidated Receivable (other than Liquidation Proceeds), from whatever source, net of the sum of any amounts expended (and not otherwise reimbursed) by the servicer for the account of the Obligor and any amounts required by law to be remitted or allocated to the account of the Obligor.

‘‘S&P’’ means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

[‘‘Swap Termination Payments’’ means payment due to the swap counterparty by the issuing entity or to the issuing entity by the swap counterparty, including interest that may accrue thereon under the Interest Rate Swap Agreement, due to a termination of the Interest Rate Swap Agreement resulting from an ‘‘event of default’’ or ‘‘termination event’’ under the Interest Rate Swap Agreement.]

‘‘Total Required Payment’’ means, with respect to any Payment Date, the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, unreimbursed Advances, the accrued and unpaid interest on the Notes, an amount equal to the change in the Adjusted Pool Balance during the related Collection Period, and on or after the Final Scheduled Maturity Date of any class of Notes, an amount necessary to reduce the outstanding principal amount of such class of Notes to zero; provided, however, that following the occurrence and during the continuation of an event of default which has resulted in an acceleration of the Notes, on any Payment Date until the Payment Date on which the outstanding principal amount of all the Notes has been paid in full, the Total Required Payment shall mean the sum of the specified amounts payable to the indenture trustee, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, unreimbursed Advances, the accrued and unpaid interest on the Notes and the amount necessary to reduce the outstanding principal amount of all the Notes to zero.

‘‘Trust Expenses’’ means any amounts due to the trustees for reimbursement of expenses or in respect of indemnification.

‘‘Warranty Purchase Payment’’ means, for a Warranty Receivable, an amount equal to such Receivable’s unpaid Principal Balance, plus interest on such Receivable at a rate equal to such Receivable’s APR as of the last day of the Collection Period such Receivable is repurchased.

‘‘Warranty Receivable’’ means a Receivable that the depositor is required to repurchase from the issuing entity because of the depositor’s breach of a covenant contained in the sale and servicing agreement.

INDEX OF PRINCIPAL TERMS

Page
ABS	S-44
ABS Tables	S-44
Accounts	S-61
Adjusted Pool Balance	S-52
Administrative Purchase Payment	S-73
Administrative Receivable	S-73
Appendix A	S-43
APR	S-37
Available Amounts	S-73
Available Amounts Shortfall	S-73
benefit plan	S-68
Business Day	S-73
Certificate	S-73
Certificateholder	S-73
Class A Noteholders	S-73
Class A Notes	S-73
Class A Principal Distributable Amount	S-52
Class B Noteholders	S-73
Class B Principal Distributable Amount	S-53
Class C Noteholders	S-73
Class C Principal Distributable Amount	S-53
Class D Noteholders	S-73
Class D Principal Distributable Amount	S-54
clean-up call	S-63
Closing Date	S-73
Code	S-68
Collection Account	S-73
Collection Period	S-73
Collections	S-73
Controlling Class	S-74
Cut-off Date	S-74
Defaulted Receivable	S-74
Determination Date	S-49
Eligible Institution	S-61
Eligible Investments	S-74
ERISA	S-68
Exchange Act	S-70
Final Scheduled Maturity Date	S-74
Financed Vehicles	S-74
First Priority Principal Distribution Amount	S-54
Fitch	S-74
HMC	S-35
HMFC	S-31
Interest Period	S-54
Interest Rate	S-47
Investment Company Act	S-67
issuing entity property	S-36
Liquidated Receivable	S-75
Liquidation Proceeds	S-75
Monthly Remittance Condition	S-61
Moody’s	S-75
Net Swap Payment	S-75
Net Swap Receipt	S-75
Note Distribution Account	S-75
Noteholders	S-75
Notes	S-75
Obligors	S-75
Payment Date	S-47
Plan Assets Regulation	S-68
Pool Balance	S-75
Principal Balance	S-75
Principal Distribution Account	S-54
Principal Distribution Amount	S-54
PTCE	S-68
Purchased Amount	S-75
Purchased Receivable	S-75
Rating Agency	S-75
Rating Agency Condition	S-76
Receivable Pool	S-76
Receivables	S-31
Recoveries	S-76
Redemption Payment	S-49
Regular Principal Distribution Amount	S-55
Regulation AB	S-67
Relevant Implementation Date	S-71
Relevant Member State	S-71
Reserve Account	S-58
Reserve Account Required Amount	S-58
revolving period	S-4
Second Priority Principal Distribution Amount	S-55
Securities Act	S-70
servicer termination event	S-64
Servicer’s Certificate	S-49
Servicing Fee	S-63
Swap Termination Payments	S-76
S&P	S-76
Target Overcollateralization Amount	S-55
Third Priority Principal Distribution Amount	S-55
Total Required Payment	S-76
Trust Expenses	S-76

Page
Warranty Purchase Payment	S-76
Warranty Receivable	S-76
Weighted Average APR	S-38
Weighted Average Life	S-45
Weighted Average Original Term	S-38
Weighted Average Remaining Term	S-38
Yield Supplement Overcollateralization Amount	S-60

APPENDIX A

Static Pool Data

A-1

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus, respectively.

Hyundai ABS Funding
Corporation

Depositor

Hyundai Motor Finance
Company

Sponsor, Seller and Servicer

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Hyundai Auto Receivables
Trust 200[            ]-[            ]

Issuing entity

Class A-1 Notes
$[            ]

Class A-2 Notes
$[            ]

Class A-3 Notes
$[            ]

Class A-4 Notes
$[            ]

Class B Notes
$[            ]

Class C Notes
$[            ]

Class D Notes
$[            ]

PROSPECTUS
SUPPLEMENT

Joint Bookrunners of the Class A, B, C and D Notes

[            ]
[            ]

Co-Managers of the Class A Notes

[            ]
[            ]
[            ]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Expenses in connection with the offering of the securities being registered hereby are estimated as follows:

Securities and Exchange Commission Registration Fee	$184,200
Rating Agency Fees	$600,000
Accounting Fees and Expenses	$50,000
Printing Expenses	$50,000
Legal Fees and Expense	$150,000
Blue Sky Fees and Expenses	$20,000
Trustees’ Fees and Expenses	$30,000
Miscellaneous	$20,000
Total	$1,104,200

All amounts, other than the Securities and Exchange Commission registration fee, aggregate estimate of costs and expenses incurred or to be incurred in connection with the issuance and distribution of separate series of securities to be offered from time to time.

Item 15. Indemnification of Directors and Officers

Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the ‘‘Securities Act’’) may be permitted to directors, officers or controlling persons of the registrant pursuant to the registrant’s Certificate of Incorporation, By-laws and the Delaware General Corporation Law (the ‘‘DGCL’’), the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Section 145 of the DGCL provides, under certain circumstances, for the indemnification of registrant’s directors, officers, employees and agents (collectively, ‘‘Corporate Persons’’) against liabilities which they may incur in such capacities. In addition, Article VI of registrant’s By-laws provides that Corporate Persons shall not be liable for any actions taken in such capacities, provided the following is true: (1) such Corporate Person acted (a) in good faith, (b) with the care an ordinarily prudent person in a like position would have exercised under similar circumstances, and (c) in a manner such Corporate Person reasonably believed was in the best interests of registrant, or (2) such Corporate Person’s breach of or failure to act in accordance with such standards of conduct did not constitute willful misconduct or recklessness. Furthermore, any Corporate Person shall be deemed to have complied with such standards of conduct if they rely in good faith, with respect to any information contained therein, upon (1) the registrant’s records, or (2) information, opinions, reports or statements (including financial statements and other financial data) prepared or presented by (a) one or more other Corporate Persons whom such Corporate Person reasonably believes to be competent in the matters presented, (b) legal counsel, public accountants or other persons as to matters that such Corporate Person reasonably believes are within such person’s professional or expert competence, (c) a committee of which such Corporate Person is not a member, if such Corporate Person reasonably believes such committee merits confidence, or (d) the board, if such Corporate Person is not a director and reasonably believes that the board merits confidence. The above description is qualified in its entirety by reference to Article VI of the registrant’s By-laws.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3)

under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (4) for any transaction from which the director derives an improper personal benefit. The registrant’s Certificate of Incorporation includes such a provision. As a result of this provision, the registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits:

Exhibit No.	Description
1.1	Form of Underwriting Agreement (incorporated by reference to Registrant’s Form S-3, Registration File Number 333-134931, filed on August 4, 2006)
4.1	Form of Indenture between the issuer and the Indenture Trustee (including forms of Notes) (incorporated by reference to Registrant’s Form S-3, Registration File Number 333-134931, filed on August 4, 2006)
5.1	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to legality*
8.1	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to United States federal income tax matters*
10.1	Form of Sale and Servicing Agreement among Hyundai ABS Funding Corporation, the Servicer, the Issuer and the Indenture Trustee*
10.2	Form of Receivables Purchase Agreement between Hyundai ABS Funding Corporation and HMFC (incorporated by reference to Registrant’s Form S-3, Registration File Number 333-134931, filed on August 4, 2006)
10.3	Form of Administration Agreement among issuer, Administrator and Indenture Trustee (incorporated by reference to Registrant’s Form S-3, Registration File Number 333-134931, filed on August 4, 2006)
10.4	Form of Amended and Restated Trust Agreement of the issuer (incorporated by reference to Registrant’s Form S-3, Registration File Number 333-134931, filed on August 4, 2006)
23.1	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibits 5.1 and 8.1)*
24.1	Powers of Attorney**
25.1	Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1***
99.1	Form of Trust Agreement of the issuer (incorporated by reference to Registrant’s Form S-3, Registration File Number 333-134931, filed on August 4, 2006)

*	Previously filed.

**	Previously filed on the signature page of the registrant’s registration statement on Form S-3, filed with the SEC on July 24, 2007.

***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

(b) Financial Statement Schedules:

Not applicable.

Item 17. Undertakings

(a)	As to Rule 415:

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that

(A)	the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(B)	provided further, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	if the registrant if relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	As to documents subsequently filed that are incorporated by reference:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of each registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	As to indemnification:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	As to qualification of Trust Indentures under Trust Indenture Act of 1939 for delayed offerings:

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

(e)	As to Rule 430A:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)	As to Item 1100(c) of Regulation AB (17 CFR 229.1100(c)):

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities and Exchange Act of 1934, as amended, of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)	As to Item 1105 of Regulation AB (17 CFR 229.1105) and Rule 312 of Regulation S-T (17 CFR 232.312):

The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant Hyundai ABS Funding Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing a Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fountain Valley, state of California, on August 2, 2007.

HYUNDAI ABS FUNDING CORPORATION
a Delaware corporation
By: */s/ Michael P. Buckingham
Name: Michael P. Buckingham
Title: President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registration Statement has been signed by the following person in the capacity and on the date indicated.

Signature	Title
*/s/ Michael P. Buckingham	Director and President (Principal Executive)	August 2, 2007
Michael P. Buckingham	Officer
*/s/ Min Sok Randy Park	Vice President, Secretary and Director	August 2, 2007
Min Sok Randy Park	(Principal Financial and Accounting Officer)
*/s/ Joseph K. Winrich	Director	August 2, 2007
Joseph K. Winrich
*	The undersigned, by signing his name hereto, does hereby sign the Amendment No. 2 to Registration Statement on behalf of the above-indicated officer or director of the registrant pursuant to the power of attorney signed by such officer or director.

*/s/ Min Sok Randy Park
Min Sok Randy Park Vice President, Secretary and Director (Principal Financial and Accounting Officer)

EXHIBITS

Exhibit No.	Description
1.1	Form of Underwriting Agreement (incorporated by reference to Registrant’s Form S-3, Registration File Number 333-134931, filed on August 4, 2006)
4.1	Form of Indenture between the issuer and the Indenture Trustee (including forms of Notes) (incorporated by reference to Registrant’s Form S-3, Registration File Number 333-134931, filed on August 4, 2006)
5.1	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to legality*
8.1	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to United States federal income tax matters*
10.1	Form of Sale and Servicing Agreement among Hyundai ABS Funding Corporation, the Servicer, the Issuer and the Indenture Trustee*
10.2	Form of Receivables Purchase Agreement between Hyundai ABS Funding Corporation and HMFC (incorporated by reference to Registrant’s Form S-3, Registration File Number 333-134931, filed on August 4, 2006)
10.3	Form of Administration Agreement among issuer, Administrator and Indenture Trustee (incorporated by reference to Registrant’s Form S-3, Registration File Number 333-134931, filed on August 4, 2006)
10.4	Form of Amended and Restated Trust Agreement of the issuer (incorporated by reference to Registrant’s Form S-3, Registration File Number 333-134931, filed on August 4, 2006)
23.1	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibits 5.1 and 8.1)*
24.1	Powers of Attorney**
25.1	Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1***
99.1	Form of Trust Agreement of the issuer (incorporated by reference to Registrant’s Form S-3, Registration File Number 333-134931, filed on August 4, 2006)

*	Previously filed.
**	Previously filed on the signature page of the registrant’s registration statement on Form S-3, filed with the SEC on July 24, 2007.
***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.